EXHIBIT 4(a)(1)


==============================================================================


                         PASS THROUGH TRUST AGREEMENT


                           Dated as of June 1, 1999


                                    between


                             THE BANK OF NEW YORK,
                            as Pass Through Trustee


                                      and


                          FEDERAL EXPRESS CORPORATION


==============================================================================

                             CROSS REFERENCE SHEET

                                    Between

          Provisions of the Trust Indenture Act of 1939, as amended, and the Pass Through Trust Agreement:

                                                             Section of
Section of the Act                                          the Agreement
------------------                                          -------------

310(a)(1) and (2)...................................................10.02
310(a)(3)...........................................................10.05
310(a)(4)........................................................Art. VII
310(a)(5)...........................................................10.02
310(b)(i)-(iii)..............................................10.01, 10.03
310(b)(remainder).......................................................*
310(c).......................................................Inapplicable
311(a)..................................................................*
311(b)..............................................................10.06
311(c).......................................................Inapplicable
312(a).........................................................2.12, 4.01
312(b)..................................................................*
312(c)...............................................................4.02
313(a)...............................................................4.04
313(b)(1)...............................................................*
313(b)(2)...............................................................*
313(c)...............................................................4.04
313(d)..................................................................*
314(a)...............................................................4.03
314(b).......................................................Inapplicable
314(c)(1) and (2)...................................................13.07
314(c)(3)....................................................Inapplicable
314(d)(1)...............................................................*
314(d)(2)...............................................................*
314(d)(3)...............................................................*
314(e)..............................................................13.07
314(f).......................................................Inapplicable
315(a), (c) and (d).....................................................*
315(b)...............................................................7.11
315(e)..................................................................*
316(a)(1)......................................................7.09, 7.10
316(a)(2)...........................................................11.01
316(a)(last sentence)................................................6.04
316(b)...............................................................7.08
316(c)............................................................6.01(b)
317(a).........................................................7.03, 7.05
317(b)...............................................................3.04
318(a)..............................................................13.08


_____________
*Intentionally deleted.

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----

RECITALS...................................................................  1

                                   ARTICLE I
                                  DEFINITIONS


                                  ARTICLE II
                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                     ACQUISITION OF EQUIPMENT CERTIFICATES

         Section 2.01.  Amount Unlimited; Issuable in Series; Series
                         Supplements....................................... 12
         Section 2.02.  Acquisition of Equipment Certificates.............. 15
         Section 2.03.  Initial Certificateholders as Grantors............. 17
         Section 2.04.  Limitation of Powers............................... 17
         Section 2.05.  Execution of Pass Through Certificates............. 17
         Section 2.06.  Certificate of Authentication...................... 18
         Section 2.07.  Form and Denomination of Pass Through Certificates. 18
         Section 2.08.  Registration, Transfer and Exchange................ 19
         Section 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Pass
                         Through Certificates.............................. 20
         Section 2.10.  Cancellation of Pass Through Certificates; Destruction
                         Thereof........................................... 21
         Section 2.11.  Temporary Pass Through Certificates................ 21
         Section 2.12.  Pass Through Certificates Issuable in the Form of a
                         Registered Global Certificate..................... 22

                                  ARTICLE III
               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.01.  Covenants of the Company........................... 24
         Section 3.02.  Offices for Payments; Registrar.................... 25
         Section 3.03.  Representations and Warranties of the Pass Through
                         Trustee........................................... 26
         Section 3.04.  Paying Agents...................................... 27
         Section 3.05.  No Representations or Warranties as to Documents... 28
         Section 3.06.  Payments from Trust Property Only.................. 28
         Section 3.07.  Limitation of the Company's Liability.............. 28

                                  ARTICLE IV
                  CERTIFICATEHOLDER LISTS AND REPORTS BY THE
                     COMPANY AND THE PASS THROUGH TRUSTEE

         Section 4.01.  Certificateholder Lists; Ownership of Pass Through
                         Certificates...................................... 29
         Section 4.02.  Disclosure of Certificateholder Lists.............. 29
         Section 4.03.  Reports by the Company............................. 29
         Section 4.04.  Reports by the Pass Through Trustee................ 30

                                   ARTICLE V
                      RECEIPT AND DISTRIBUTION OF INCOME
                     AND PROCEEDS FROM THE TRUST PROPERTY

         Section 5.01.  Certificate Account and Special Payments Account... 30
         Section 5.02.  Distributions from Certificate Account and Special
                         Payments Account.................................. 31
         Section 5.03.  Statements to Certificateholders................... 33
         Section 5.04.  Investment of Special Payment Moneys............... 33
         Section 5.05.  Withholding Taxes.................................. 34

                                  ARTICLE VI
                       CONCERNING THE CERTIFICATEHOLDERS

         Section 6.01.  Evidence of Action Taken by Certificateholders..... 35
         Section 6.02.  Proof of Execution of Instruments and of Holding of
                         Certificates...................................... 35
         Section 6.03.  Certificateholders to Be Treated as Owners......... 35
         Section 6.04.  Pass Through Certificates Owned by the Company and
                         Related Owner Trustees Deemed Not Outstanding..... 36
         Section 6.05.  Right of Revocation of Action Taken................ 37
         Section 6.06.  ERISA.............................................. 37

                                  ARTICLE VII
                       REMEDIES OF PASS THROUGH TRUSTEE
                            AND CERTIFICATEHOLDERS

         Section 7.01.  Events of Default.................................. 38
         Section 7.02.  Incidents of Sale of Equipment Certificates........ 40
         Section 7.03.  Pass Through Trustee May Prove Debt................ 41
         Section 7.04.  Remedies Cumulative................................ 42

         Section 7.05.  Suits for Enforcement.............................. 42
         Section 7.06.  Discontinuance of Proceedings...................... 42
         Section 7.07.  Limitations on Suits by Certificateholders......... 43
         Section 7.08.  Unconditional Right of Certificateholders to Receive
                         Principal, Interest and Premium, and to Institute
                         Certain Suits..................................... 43
         Section 7.09.  Control by Certificateholders...................... 44
         Section 7.10.  Waiver of Past Events of Default................... 44
         Section 7.11.  Notice of Pass Through Defaults.................... 45

                                 ARTICLE VIII
                      CONCERNING THE PASS THROUGH TRUSTEE

         Section 8.01.  Acceptance by Pass Through Trustee................. 46
         Section 8.02.  Pass Through Trustee's Liens....................... 46
         Section 8.03.  Certain Rights of the Pass Through Trustee......... 46
         Section 8.04.  Pass Through Trustee Not Responsible for Recitals.. 48
         Section 8.05.  Pass Through Trustee and Agents May Hold Pass
                         Through Certificates; Collections................. 48
         Section 8.06.  Moneys Held by Pass Through Trustee................ 48
         Section 8.07.  Right of Pass Through Trustee to Rely on Officer's
                         Certificate....................................... 49
         Section 8.08.  Compensation....................................... 49

                                  ARTICLE IX
                              INDEMNIFICATION OF
                      PASS THROUGH TRUSTEE BY THE COMPANY

                                   ARTICLE X
                              SUCCESSOR TRUSTEES

         Section 10.01. Resignation and Removal of Pass Through Trustee;
                         Appointment of Successor.......................... 50
         Section 10.02. Persons Eligible for Appointment as Pass Through
                         Trustee........................................... 52
         Section 10.03. Acceptance of Appointment by Successor Trustee..... 53
         Section 10.04. Merger, Conversion, Consolidation or Succession to
                         Business of Pass Through Trustee.................. 55
         Section 10.05. Appointment of Separate Pass Through Trustees...... 55
         Section 10.06. Preferential Claims................................ 57

                                  ARTICLE XI
                      SUPPLEMENTS AND AMENDMENTS TO THIS
                  PASS THROUGH AGREEMENT AND OTHER DOCUMENTS

         Section 11.01. Supplemental Agreements Without Consent of
                         Certificateholders................................ 58
         Section 11.02. Supplemental Agreements With Consent of
                         Certificateholders................................ 60
         Section 11.03. Effect of Supplemental Agreements.................. 61
         Section 11.04. Documents to Be Given to Trustee................... 61
         Section 11.05. Notation on Pass Through Certificates in Respect of
                         Supplemental Agreements........................... 62
         Section 11.06. Trust Indenture Act................................ 62
         Section 11.07. Revocation and Effect of Consents.................. 62
         Section 11.08. Amendments, Waivers, etc., of Related Indenture
                        Documents.......................................... 62

                                  ARTICLE XII
                      TERMINATION OF PASS THROUGH TRUSTS;
                               UNCLAIMED MONEYS

         Section 12.01. Termination of Pass Through Trusts................. 63
         Section 12.02. Application by Pass Through Trustee of Funds
                         Deposited for Payment of Pass Through
                         Certificates...................................... 64
         Section 12.03. Repayment of Moneys Held by Paying Agent........... 64
         Section 12.04. Transfer of Moneys Held by Pass Through
                        Trustee and Paying Agent Unclaimed for Two Years
                         and Eleven Months................................. 64

                                 ARTICLE XIII
                                 MISCELLANEOUS

         Section 13.01. Capacity in Which Acting........................... 64
         Section 13.02. No Legal Title to Trust Property in
                         Certificateholders................................ 65
         Section 13.03. Certificates Nonassessable and Fully Paid.......... 65
         Section 13.04. Pass Through Agreement for the Benefit of the
                        Company, the Pass Through Trustee and the
                         Certificateholders................................ 65
         Section 13.05. Limitation on Rights of Certificateholders......... 65
         Section 13.06. Notices............................................ 66
         Section 13.07. Officer's Certificate and Opinion of Counsel;

                         Statements to Be Contained Therein................ 67
         Section 13.08. Conflict of Any Provision of Pass Through Agreement
                         with the Trust Indenture Act...................... 68
         Section 13.09. Severability....................................... 68
         Section 13.10. No Oral Modifications or Continuing Waivers........ 68
         Section 13.11. Successors and Assigns............................. 68
         Section 13.12. Headings........................................... 68
         Section 13.13. Normal Commercial Relations........................ 68
         Section 13.14. Governing Law; Counterpart Form.................... 69
         Section 13.15. Distributions Due on Days Other than Business
                         Days.............................................. 69
         Section 13.16. Registration of Equipment Certificates in Name of
                         Subordination Agent............................... 69

         Exhibit A         Form of Pass Through Certificate
         Exhibit B         Form of Series Supplement

                         PASS THROUGH TRUST AGREEMENT

               PASS THROUGH TRUST AGREEMENT dated as of June 1, 1999, between FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "Company"), and THE BANK OF NEW YORK, a state banking corporation, as Pass Through Trustee (together with any successor hereunder or under any Pass Through Trust as herein provided, the "Pass Through Trustee").

                                   RECITALS

               WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

               WHEREAS, from time to time the Company will enter into a Series Supplement with the Pass Through Trustee named therein in accordance with this Pass Through Agreement pursuant to which the Pass Through Trustee will declare the creation of a separate Pass Through Trust for the benefit of the Certificateholders of the Series of Pass Through Certificates to be issued pursuant to such Pass Through Trust, and the initial Certificateholders of such Series, as the grantors of such Pass Through Trust, by their respective acceptances of such Pass Through Certificates, will join in the creation of such Pass Through Trust;

               WHEREAS, the Pass Through Certificates of each Series will evidence fractional undivided interests in the Pass Through Trust pursuant to which they will be issued, and will have no rights, benefits or interest in respect of any other separate Pass Through Trust or the Trust Property held in any such other Pass Through Trust subject, however, to the provisions of any Intercreditor Agreement to which one or more Pass Through Trusts may be a party;

               WHEREAS, for each Pass Through Trust, the Pass Through Trustee will purchase one or more issues of Equipment Certificates of the same interest rate and ranking in respect of priority of payment as, and final maturity dates not later than the final scheduled Regular Distribution Date of, the Series of Pass Through Certificates to be issued in respect of such Pass Through Trust and will hold such Equipment Certificates in trust as Trust Property for the benefit of the Certificateholders of such Series;

               WHEREAS, to facilitate the sale of Equipment Certificates to, and the purchase of Equipment Certificates by, the Pass Through Trustee on behalf of each such Pass Through Trust, the Company has duly authorized the execution and delivery of this Pass Through Agreement and each Series Supplement as the "issuer," as such term is defined in and solely for purposes of the Securities Act, of the Pass Through Certificates to be issued in respect of each Pass Through

Trust and as the "obligor," as such term is defined in and solely for purposes of the Trust Indenture Act, with respect to all such Pass Through Certificates and is undertaking to perform certain administrative duties hereunder and to pay the fees and expenses of the Pass Through Trustee;

               WHEREAS, this Pass Through Agreement, as amended or supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

               IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I
                                  DEFINITIONS

               The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Pass Through Agreement have the respective meanings specified in this Article I, as amended or supplemented by the provisions of the Series Supplement for a particular Series. All other terms used in this Pass Through Agreement that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act.

               All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means the accounting principles that are generally accepted at the date or time of any computation or otherwise at the date hereof.

               The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Pass Through Agreement as a whole and not to any particular Article, Section or other subdivision. References to designated "Articles," "Sections," "subsections" and other subdivisions of this Pass Through Agreement are to the designated Articles, Sections, subsections and other subdivisions of this Pass Through Agreement. The terms defined in this
Article include the plural as well as the singular.

               "Affiliate," has for any Person, the meaning specified in Rule 0-2 under the Trust Indenture Act.

               "Business Day" means, for any Series, any day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Memphis, Tennessee, or any other city in which the Pass Through Trustee for the Pass Through Trust for such Series maintains an office for the receipt or disbursement of funds for the transactions contemplated herein are authorized or required by law to close.

               "Certificate Account" means, for any Pass Through Trust, the account or accounts created and maintained for such Pass Through Trust pursuant to Section 5.01(a) hereof and the related Series Supplement.

               "Certificateholder" means, for any Series, the Person who is the registered holder of any Pass Through Certificate as evidenced on the Register for such Series.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commission" means the Securities and Exchange Commission of the United States, or if at any time after the execution and delivery of this Pass Through Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

               "Controlling Party" means the Person entitled to act as such pursuant to the terms of any Intercreditor Agreement.

               "Corporate Trust Office" means the office of the Pass Through Trustee identified in Section 13.06 hereof or such other office as the Pass Through Trustee shall have specified by notice in writing to the Company and the Certificateholders of each Series, or the office of any successor Pass Through Trustee.

               "Cut-off Date for Pass Through Trust" means, for any Pass Through Trust, the date specified as such in the related Series Supplement.

               "Delivery Date" means, for any Pass Through Trust, the date specified in the related Series Supplement for the purchase of the related Equipment Certificates, which date may be delayed for any such Equipment Certificates as provided in Section 2.02 hereof.

               "Delayed Delivery Notice" means, for any Pass Through Trust, a certificate signed by a Responsible Officer of the Company (i) requesting that the Pass Through Trustee temporarily delay purchase of any related Equipment Certificates to a date later than the applicable Issuance Date, (ii) stating the amount of the purchase price of each such Equipment Certificate and the aggregate purchase price of all such Equipment Certificates, (iii) stating the reasons for such delay and (iv) with respect to any Participation Agreement for such delayed Equipment Certificates, either (1) setting or resetting the Delivery Date (which shall be on or prior to the applicable Cut-off Date for Pass Through Trust), or (2) indicating that such Delivery Date will be set by subsequent written notice not less than one Business Day prior to such new Delivery Date (which shall be on or prior to the applicable Cut-off Date for Pass Through Trust).

               "Delayed ECs" means, for any Pass Through Trust, any Equipment Certificates that are the subject of a Delayed Delivery Notice.

               "Deposit Trust" means a separate trust created pursuant to a Deposit Trust Agreement.

               "Deposit Trust Account" means, for any Deposit Trust, the deposit account established and maintained for such Deposit Trust pursuant to the related Deposit Trust Agreement.

               "Deposit Trust Agreement" means an agreement in form and substance reasonably satisfactory to the Company and the Pass Through Trustee for the purposes described in Section 2.02 hereof, between the Company, as depositor, the Pass Through Trustee and the Deposit Trustee.

               "Deposit Trust Funds" means, for any Delayed ECs, an amount equal to the purchase price of such Delayed ECs.

               "Deposit Trustee" means, for any Deposit Trust, the Person, acceptable to the Pass Through Trustee, defined as such in the related Deposit Trust Agreement.

               "Depository" means, for any Series, the depository of the Registered Global Certificate, if any, representing the Pass Through Certificates of such Series and any successor to such depository appointed by the Company pursuant hereto. Such depository initially shall be The Depository Trust Company, a New York corporation, or any successor thereto registered under the Exchange Act or other applicable statute or regulation.

               "Distribution Date" means, for any Series, any Regular Distribution Date or Special Distribution Date or both for such Series.

               "Dollars" and "$" mean lawful currency of the United States of America.

               "Equipment Certificate" means, for any Pass Through Trust, any of the Equipment Trust Certificates or Equipment Purchase Certificates, issued pursuant to an Indenture and described in, or on a schedule attached to, the Series Supplement for such Pass Through Trust.

               "Equipment Purchase Certificate" means, for any Pass Through Trust, any "Equipment Purchase Certificate," as such term is defined in the related Indenture, issued by the Company pursuant to an Indenture and described in, or on a schedule attached to, the Series Supplement for such Pass Through Trust, which is to be held by the Pass Through Trustee as part of the Trust Property of such Pass Through Trust.

               "Equipment Trust Certificate" means, for any Pass Through Trust, any "Equipment Trust Certificate," as such term is defined in the related Indenture, issued by an Owner Trustee pursuant to such Indenture and described in, or on a schedule attached to, the Series Supplement for such Pass Through Trust, which is to be held by the Pass Through Trustee as part of the Trust Property of such Pass Through Trust.

               "Event of Default" has the meaning specified in Section 7.01 hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fractional Undivided Interest" means, for any Pass Through Certificate, the fractional undivided interest in the related Pass Through Trust that is evidenced thereby.

               "Government Obligations" means direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

               "Indenture" means (i) for any Equipment Trust Certificate, the trust indenture and security agreement among the Indenture Trustee, the Owner Trustee and, if applicable, the Company pursuant to which such Equipment Trust Certificate is issued and (ii) for any Equipment Purchase Certificate, the trust indenture and security agreement between the Indenture Trustee and the Company pursuant to which such Equipment Purchase Certificate is issued, in each case as such agreement may be modified, supplemented or amended from time to time in accordance with the related Indenture Documents.

               "Indenture Default" means, for any Indenture, any event or condition defined as a "Default" in such Indenture.

               "Indenture Documents" means (i) for any Equipment Trust Certificate, the related Indenture, the related Trust Agreement and the related Lease, in each case as defined in such Indenture, and the related Participation Agreement and (ii) for any Equipment Purchase Certificate, the related Indenture, the related Indenture Addendum, as defined in such Indenture, and the related Participation Agreement.

               "Indenture Event of Default" means, for any Indenture, any event or condition defined as an "Indenture Event of Default" in such Indenture.

               "Indenture Trustee" means, for any Equipment Certificate, the Person defined as such in the related Indenture.

               "Initial Regular Distribution Date" means, for any Pass Through Trust, the first Regular Distribution Date on which a Scheduled Payment is to be made following the Issuance Date for such Pass Through Trust.

               "Intercreditor Agreement" means any agreement by and among one or more Pass Through Trusts, one or more Liquidity Providers and a Subordination Agent providing for the distribution of payments made in respect of Equipment Certificates held by such Pass Through Trusts.

               "Issuance Date" means, for any Pass Through Trust, the date of the issuance of the related Pass Through Certificates.

               "Lease" means, for any Equipment Trust Certificate, the agreement between the Company, as lessee, and an Owner Trustee, as lessor, that is defined as the "Lease" in the related Indenture.

               "Letter of Representations" means, for any Series, a letter from the Company and the Pass Through Trustee to, and accepted by, the Depository in form and substance satisfactory to the Company and the Pass Through Trustee for the purposes of the related Series Supplement, as such letter may be modified or supplemented, or any successor letter thereto.

               "Lien" means any mortgage, pledge, lien, charge, disposition of title, encumbrance, lease or security interest.

               "Liquidity Facility" means, with respect to the Pass Through Certificates of any Series, any revolving credit agreement or similar facility or letter of credit relating to the Pass Through Certificates of such Series between a Liquidity Provider and a Subordination Agent, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of any Intercreditor Agreement.

               "Liquidity Provider" means, with respect to the Pass Through Certificates of any Series, a bank or other financial institution that agrees to provide Liquidity Facilities with respect to the Pass Through Certificates of such Series for the benefit of the Certificateholders.

               "Majority in Interest of Certificateholders" means, for any Series at any time, Pass Through Certificates of such Series then Outstanding (or the proxy therefor) representing in the aggregate not less than a majority of the aggregate Fractional Undivided Interests of the Pass Through Certificates then Outstanding under the related Pass Through Trust.

               "Officer's Certificate" means a certificate signed by a Responsible Officer of the Company, any Indenture Trustee or any Owner Trustee, as the case may be, delivered to the Pass Through Trustee. Each such certificate shall include the statements provided for in Section 13.07 hereof.

               "Opinion of Counsel" means a written opinion of legal counsel, who in the case of counsel (a) for the Company may be (i) an attorney employed by the Company who is generally empowered to deliver such written opinions, or
(ii) other counsel designated by the Company and reasonably satisfactory to the Pass Through Trustee and (b) for any Owner Trustee or Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Pass Through Trustee and the Company.

               "Outstanding" means, when used with respect to Pass Through Certificates of any Series, as of the date of determination and subject to the provisions of Section 6.04 hereof, all Pass Through Certificates theretofore authenticated and delivered for such Series, with the exception of the following:

                     (i) Pass Through Certificates theretofore cancelled by the Pass Through Trustee or delivered to the Pass Through Trustee for cancellation pursuant to Section 2.10 hereof;

                     (ii) All Pass Through Certificates of such Series if money in the amount required to make the final distribution thereon in accordance with Section 12.01 hereof has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders of such Series pending such final distribution; and

                     (iii) Pass Through Certificates in exchange for or in
               lieu of which other Pass Through Certificates have been authenticated and delivered pursuant to Article II hereof.

               "Overdue Scheduled Payment" means, for any Pass Through Trust, any Scheduled Payment that is not received within seven Business Days after the Regular Distribution Date applicable to such Scheduled Payment.

               "Owner Participant" means, for any Equipment Trust Certificate, the Person defined as such in the related Indenture.

               "Owner Trustee" means, for any Equipment Trust Certificate, the Person defined as such in the related Indenture.

               "Participation Agreement" means (i) for any Equipment Trust Certificate, the agreement among the Company, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Subordination Agent, if applicable, the Pass Through Trustee and, if applicable, each Original Loan Participant (as defined in such Participation Agreement), that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase such Equipment Trust Certificate upon the issuance thereof by such Owner Trustee and (ii) for any Equipment Purchase Certificate, the agreement among the Company, the Indenture Trustee and the Pass Through Trustee that is defined as the "Transfer Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase such Equipment Purchase Certificate from the Banks (as defined in such Participation Agreement).

               "Pass Through Agreement," "this Pass Through Agreement" and other like words mean this Pass Through Trust Agreement as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof, but does not include, unless otherwise specified, any Series Supplement.

               "Pass Through Certificate" means, for any Series, any of the certificates executed, authenticated and delivered for such Series by the Pass Through Trustee, in accordance with this Pass Through Agreement and pursuant to the related Series Supplement.

               "Pass Through Default" means, for any Pass Through Trust, an Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Event of Default.

               "Pass Through Trust" means a separate trust created in accordance with this Pass Through Agreement by a Series Supplement incorporating the provisions hereof, as such provisions may be amended or supplemented thereby, the estate of which consists of the related Trust Property.

               "Pass Through Trustee" means the institution executing this Pass Through Agreement as Pass Through Trustee, or its successor in interest, and any successor or other trustee appointed as provided herein; provided that if the same institution is not acting as the Pass Through Trustee in respect of all Series, the phrase "the Pass Through Trustee" shall, unless the context otherwise requires, mean, as to any Series, the institution named in the applicable Series Supplement as Pass Through Trustee in respect of such Series, or its successor in interest and any successor or other trustee appointed as provided herein.

               "Paying Agent" has the meaning set forth in Section 3.04 hereof.

               "Permitted Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United
States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

               "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

               "Pool Balance" means, unless otherwise provided in the Series Supplement, for any Pass Through Trust, as of any date of determination the aggregate unpaid principal amount of the Equipment Certificates that constitute Trust Property of such Pass Through Trust on such date plus the amount of the principal payments on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus the amount of any moneys transferred to the Company and deposited in the related Deposit Trust Account (other than earnings thereon and without giving effect to any losses on investments thereof). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Certificates and the distribution thereof being made on that date.

               "Pool Factor" means, unless otherwise provided in the Series Supplement, for any Pass Through Trust, as of any date of determination the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original amount of the Pass Through Certificates of the related Series. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Certificates and the distribution thereof being made on that date.

               "Principal Corporate Trust Office" means the office of the Pass Through Trustee located at 101 Barclay Street, New York, New York 10286, or the office designated as such by the Pass Through Trustee.

               "PTC Event of Default," if applicable, has the meaning set forth in the related Series Supplement.

               "Record Date," for any Series, means, (i) for any Regular Distribution Date, the date specified in the related Series Supplement as the Record Date for such Regular Distribution Date and (ii) for any Special Distribution Date, the 15th day preceding such Special Distribution Date, in any event, whether or not such date is a Business Day.

               "Register" has the meaning set forth in Section 3.02 hereof.

               "Registered Global Certificate" means, for any Series, each Pass Through Certificate, if any, issued to the Depository in accordance with Article II hereof and bearing the legend prescribed in Section 2.12(a) hereof.

               "Registrar" has the meaning set forth in Section 3.02 hereof.

               "Regular Distribution Date" means, for any Pass Through Trust, any date specified in the related Series Supplement for the distribution of any Scheduled Payment from such Pass Through Trust to the related
Certificateholders.

               "Related Indenture Trustee" means, for any Pass Through Trust, any Indenture Trustee under an Indenture relating to any Equipment Certificate that constitutes Trust Property thereof, and "Related Indenture Trustees" means all such Indenture Trustees for all such Equipment Certificates constituting Trust Property thereof.

               "Related Owner Participant" means, for any Pass Through Trust, any Owner Participant under a Trust Agreement relating to any Equipment
Trust Certificate that constitutes Trust Property, and "Related Owner Participants" means all such Owner Participants for all such Equipment Trust Certificates constituting Trust Property thereof.

               "Related Owner Trustee" means, for any Pass Through Trust, any Owner Trustee under a Trust Agreement relating to any Equipment Trust Certificate that constitutes Trust Property, and "Related Owner Trustees" means all such Owner Trustees for all such Equipment Trust Certificates constituting Trust Property thereof.

               "Responsible Officer" means the president or any vice president; or, in the case of the Pass Through Trustee, an officer or authorized agent in its Corporate Trust Department.

               "Scheduled Payment" means, for any Pass Through Trust, any scheduled payment of principal of (whether by installment or redemption or otherwise) and interest on any Equipment Certificate that constitutes Trust Property thereof to be made in the amounts and on the date set forth for such payment in such Equipment Certificate, but does not include any Overdue Scheduled Payment.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Series" means a separate series of Pass Through Certificates issued pursuant to this Pass Through Agreement and a Series Supplement.

               "Series Supplement" means an agreement executed and delivered by the Company and the Pass Through Trustee in accordance with this Pass Through Agreement, incorporating the provisions hereof, as amended or supplemented thereby, and creating a separate Pass Through Trust for the benefit of the Certificateholders of the Series of Pass Through Certificates to be issued under such Pass Through Trust.

               "Special Distribution Date" means, for any Pass Through Trust, any date specified in the related Series Supplement for the distribution of any Special Payment from such Pass Through Trust to the related Certificateholders.

               "Special Payment" means, for any Pass Through Trust, any payment (including any Overdue Scheduled Payment) other than a Scheduled Payment on any Equipment Certificate that constitutes Trust Property thereof, any proceeds from the sale of such Equipment Certificate pursuant to Article VII hereof or any payment by the Company pursuant to the last two paragraphs of Section 2.02(b) hereof.

               "Special Payments Account" means, for any Pass Through Trust, the account or accounts created and maintained for such Pass Through Trust pursuant to Section 5.01(b) hereof and the related Series Supplement.

               "Specified Investments" has, for any Deposit Trust, the meaning set forth for such term in the related Deposit Trust Agreement.

               "Subordination Agent" has the meaning specified therefor in any Intercreditor Agreement.

               "Triggering Event" has the meaning specified therefor in any Intercreditor Agreement.

               "Trust Agreement" means, for any Equipment Trust Certificate, the agreement between an Owner Trustee and an Owner Participant that is defined as the "Trust Agreement" in the related Indenture.

               "Trust Indenture Act" means (except as otherwise provided in Section 11.06) the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Pass Through Agreement was first qualified under such Act.

               "Trust Property" means, for any Pass Through Trust, (i) all money, instruments, including the related Equipment Certificates, and other property held as the property of such Pass Through Trust, including all distributions thereon and proceeds thereof and (ii) all rights of the Pass Through Trust and the Pass Through Trustee, on behalf of the Pass Through Trust, under any Intercreditor Agreement or any Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Pass Through Trustee on behalf of the Pass Through Trust pursuant to any Intercreditor Agreement or any Liquidity Facility.

                                ARTICLE II
                  ISSUANCE OF PASS THROUGH CERTIFICATES;
                   ACQUISITION OF EQUIPMENT CERTIFICATES

               Section 2.01. Amount Unlimited; Issuable in Series; Series Supplements. (a) The aggregate amount of Pass Through Certificates that may be authenticated and delivered in accordance with this Pass Through Agreement is unlimited.

               The Pass Through Certificates may be issued from time to time in one or more Series, each Series relating to a separate Pass Through Trust, and shall be designated generally as the "Pass Through Certificates," with further designations added or incorporated in the title for the Pass Through Certificates of any Series as specified in the related Series Supplement. Each Pass Through Certificate shall bear upon its face the designation so selected for the Series to which it belongs. All Pass Through Certificates of the same
Series shall be substantially identical except as to denomination and as may otherwise be provided in the related Series Supplement.

               The Pass Through Certificates of each Series will evidence fractional undivided interests in the separate Pass Through Trust formed by the related Series Supplement, and, except as may be contained in any Intercreditor Agreement, will have no rights, benefits or interest in respect of any other separate Pass Through Trust or the Trust Property held in such other Pass Through Trust. All Pass Through Certificates of the same Series shall be in all respects equally and ratably entitled to the benefits of the related Pass Through Trust without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Pass Through Agreement and the related Series Supplement.

               (b) The following matters shall be established for the Pass Through Certificates of each Series in a Series Supplement executed and delivered by the Company and the Pass Through Trustee:

                     (1) the formation of the Pass Through Trust in which the Pass Through Certificates of such Series evidence fractional undivided interests and its designation (which designation shall distinguish such Pass Through Trust from each other Pass Through Trust);

                     (2) the specific title of the Pass Through Certificates of such Series (which title shall distinguish the Pass Through Certificates of the Series from each other Series);

                     (3) subject to Section 2.02(a) hereof, any limit upon the aggregate amount of the Pass Through Certificates of such Series that may be authenticated and delivered under this Pass Through Agreement;

                     (4)  the related Cut-off Date for the Pass Through Trust;

                     (5)  the related Regular Distribution Dates;

                     (6)  the related Special Distribution Dates;

                     (7) if other than as provided in Section 3.02 hereof, the Registrar or the Paying Agent for such Series, including any

               Co-Registrar or additional Paying Agent;

                     (8) if other than as provided in Section 2.07 hereof, the denominations in which the Pass Through Certificates of such Series are issuable;

                     (9) the specific form of the Pass Through Certificates of such Series and whether or not the Pass Through Certificates of such Series are to be issued as one or more Registered Global Certificates and if the Pass Through Certificates are to be issued as one or more Registered Global Certificates, the Depository for the Registered Global Certificates and the Letter of Representations;

                     (10) a description of the Equipment Certificates to be acquired by and held in the related Pass Through Trust and of the related Indenture Documents;

                     (11) provisions with respect to the terms for which the definitions set forth in Article I hereof permit or require further specification in the related Series Supplement;

                     (12) whether the Pass Through Certificates are eligible for purchase by ERISA Plans (as defined in Section 6.06 hereof) and, if applicable, any restrictions on purchases of Pass Through Certificates by ERISA Plans;

                     (13) the acceptance of appointment by the institution named to act as Pass Through Trustee with respect to such Series if different from the institution executing this Pass Through Agreement or its successor;

                     (14) whether such series will be subject to an Intercreditor Agreement and, if so, the specific designation of such Intercreditor Agreement;

                     (15) any other terms of the Pass Through Certificates of such Series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act as in effect at the time of the execution and delivery of such Series Supplement or adversely affect the interest of the Certificateholders of any Series outstanding at the time), including any terms that may be required or advisable under United States laws or regulations or advisable in connection with the marketing of the Series;

                     (16)  a description of any cross-default or
               cross-collateralization provisions in the related Indenture; and

                     (17) a description of any subordination provisions among the holders of Pass Through Certificates, including any cross-subordination provisions among the holders of Pass Through Certificates in separate Pass Through Trusts.

               (c) At any time and from time to time after the execution and delivery of this Pass Through Agreement, the Company and the Pass Through Trustee may execute and deliver one or more Series Supplements, each forming a separate Pass Through Trust and establishing the terms of the Pass Through Certificates of the related Series, and pursuant to which the Pass Through Certificates of such Series shall be executed, authenticated and delivered by the Pass Through Trustee to the Person specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in the related Series Supplement on the Issuance Date for such Series.

               Section 2.02. Acquisition of Equipment Certificates. (a) Pass Through Certificates of a Series executed, authenticated and delivered by the Pass Through Trustee upon request of the Company in accordance with Section 2.01(c) hereof shall equal the aggregate principal amount of the Equipment Certificates to be purchased by the Pass Through Trustee pursuant to the related Participation Agreements, and evidence the entire ownership of the related Pass Through Trust. The Pass Through Trustee shall issue and sell such Pass Through Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Certificates and, concurrently therewith, the Pass Through Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements, the Equipment Certificates (except Delayed ECs, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 2.08 and 2.09 hereof, the Pass Through Trustee shall not execute, authenticate or deliver Pass Through Certificates of such Series in excess of the aggregate amount determined in accordance with this subsection (a). The provisions of this subsection (a) are subject to the provisions of subsection (b) below.

               (b) Unless otherwise specified in the Series Supplement, if, on or prior to an Issuance Date, the Company delivers to the Pass Through Trustee a Delayed Delivery Notice relating to one or more Delayed ECs, then
(i) the Pass Through Trustee shall postpone the purchase of the specified Delayed ECs, (ii) the Company, the Pass Through Trustee and the Deposit Trustee shall form a Deposit Trust, (iii) the Pass Through Trustee shall transfer to the Company the Deposit Trust Funds relating to such Delayed ECs and (iv) the Company shall deposit such

Deposit Trust Funds into the Deposit Trust Account for such Deposit Trust. The Deposit Trust Funds so deposited shall be invested pursuant to the related Deposit Trust Agreement by the Deposit Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments. The Company agrees that withdrawals shall be made from any Deposit Trust Account only as provided in the related Deposit Trust Agreement.

               Upon notice from the Company on one or more occasions that any Delayed ECs are available for purchase and upon the satisfaction of the closing conditions specified in the applicable Participation Agreements and the related Series Supplement on or prior to the related Cut-off Date for Pass Through Trust, the Company shall cause the related Deposit Trust Funds to be withdrawn from the related Deposit Trust Account and paid to the Pass Through Trustee, free and clear of any Lien under the Deposit Trust Agreement, and the Pass Through Trustee shall purchase the applicable Delayed ECs with such Deposit Trust Funds. The purchase price for such Delayed ECs shall equal the principal amount of such Delayed ECs.

               On the Initial Regular Distribution Date for any Pass Through Trust for which Delayed ECs are purchased pursuant to this subsection, the Company shall pay, in immediately available funds, to the Pass Through Trustee an amount equal to the interest that would have accrued on any Delayed ECs purchased after the related Issuance Date as if such Delayed ECs had been purchased on such Issuance Date, from such Issuance Date to, but not including, the date of the purchase of such Delayed ECs for such Pass Through Trust.

               If the Company notifies the Pass Through Trustee prior to any Cut-off Date for Pass Through Trust that any related Delayed ECs will not be issued on or prior to such Cut-off Date for Pass Through Trust for any reason, on the next Special Distribution Date for such Pass Through Trust occurring more than 20 days following the date of such notice (i) the Company shall (A) pay to the Pass Through Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Delayed ECs designated in such notice at a rate equal to the interest rate applicable to the related Series from the related Issuance Date to, but not including, such Special Distribution Date and (B) cause an amount equal to the amount of Deposit Trust Funds that would have been used to purchase such Delayed ECs to be withdrawn from the related Deposit Trust Account and paid to the Pass Through Trustee, free and clear of any Lien under the Deposit Trust Agreement, and (ii) the Pass Through Trustee shall deposit in the related Special Payments Account, upon receipt from the Deposit Trustee pursuant to the related Deposit Trust Agreement, the amount received pursuant to clause (i)(B) above, and the amount paid by the Company pursuant to clause (i)(A) above, and such amounts shall be distributed as a Special Payment in accordance with the provisions hereof.

               If, on the Cut-off Date for Pass Through Trust for any Pass Through Trust, an amount equal to less than all of the Deposit Trust Funds (other than Deposit Trust Funds referred to in the immediately preceding paragraph) has been used to purchase related Delayed ECs, on the next Special Distribution Date for such Pass Through Trust occurring more than 20 days following such Cut-off Date for Pass Through Trust (i) the Company shall (A) pay to the Pass Through Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Delayed ECs contemplated to be purchased with such unused Deposit Trust Funds (other than any Deposit Trust Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the related Series from the related Issuance Date to, but not including, such Special Distribution Date and (B) cause such unused Deposit Trust Funds to be withdrawn from the related Deposit Trust Account and paid to the Pass Through Trustee, free and clear of any Lien under the Deposit Trust Agreement, and (ii) the Pass Through Trustee shall deposit in such Special Payments Account, upon receipt from the Deposit Trustee pursuant to the related Deposit Trust Agreement, such unused Deposit Trust Funds received pursuant to clause (i)(B) above, and the amount paid by the Company pursuant to clause (i)(A) above, and such amounts shall be distributed as a Special Payment in accordance with the provisions hereof.

               Section 2.03. Initial Certificateholders as Grantors. By its acceptance of any Pass Through Certificate of any Series issued to it under the related Pass Through Trust, each initial Certificateholder of such Series as grantor of such Pass Through Trust shall join in the creation and declaration of such Pass Through Trust.

               Section 2.04. Limitation of Powers. Each Pass Through Trust shall be constituted solely for the purpose of making the investment in the Equipment Certificates provided for in the related Series Supplement and, except as set forth herein or in such Series Supplement, the Pass Through Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee shall not be authorized or empowered to do anything that would cause such Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the respective related Indentures) by bidding such Equipment Certificates or otherwise, or taking any action with respect to any such Aircraft once acquired).

               Section 2.05. Execution of Pass Through Certificates. The Pass Through Certificates of each Series shall be signed on behalf of the Pass Through Trustee by a Responsible Officer of the Pass Through Trustee. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Pass Through Certificate which has been duly authenticated and delivered by the Pass Through Trustee.

               If any Responsible Officer of the Pass Through Trustee who signs any of the Pass Through Certificates subsequently ceases to be such officer or authorized agent before the Pass Through Certificate so signed is authenticated and delivered or disposed of by the Pass Through Trustee, such Pass Through Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Pass Through Certificate had not ceased to be such officer or authorized agent of the Pass Through Trustee; and any Pass Through Certificate may be signed on behalf of the Pass Through Trustee by such person or persons as, at the actual date of the execution of such Pass Through Certificate, are the proper officers or authorized agents of the Pass Through Trustee, although at the date of the execution and delivery of the related Series Supplement any such person was not such officer.

               Section 2.06. Certificate of Authentication. The Pass Through Trustee shall duly authenticate and deliver Pass Through Certificates for each Series in authorized denominations equaling the aggregate principal amount of the Equipment Certificates to be purchased for the related Pass Through Trust by the Pass Through Trustee pursuant to the related Participation Agreements, and evidencing the entire ownership of the related Pass Through Trust. Only such Pass Through Certificates of such Series as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Pass Through Trustee by manual or facsimile signature of a Responsible Officer, shall be entitled to the benefits of the related Pass Through Trust or be valid or obligatory for any purpose. Such certificate of authentication by the Pass Through Trustee upon any Pass Through Certificate for such Series executed by the Pass Through Trustee shall be conclusive evidence that the Pass Through Certificate so authenticated has been duly authenticated and delivered hereunder and that the Certificateholder, as evidenced on the Register for such Series, is entitled to the benefits of the related Pass Through Trust.

               Section 2.07. Form and Denomination of Pass Through Certificates. The Pass Through Certificates of each Series shall be substantially in the form set forth in Exhibit A hereto. The Pass Through Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as set forth in the related Series Supplement. The Pass Through Certificates of each Series shall be issued in minimum denominations of $1,000 and integral multiples thereof and shall be dated the date of their authentication.

               The Pass Through Certificates of any Series may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend, not inconsistent with the provisions of this Pass Through Agreement or the related Series Supplement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of the Depository or any securities market in which such Pass Through Certificates are admitted to trading, or to conform to general usage.

               Section 2.08. Registration, Transfer and Exchange. The Pass Through Trustee will keep at each office or agency to be maintained for any Series for the purpose as provided in Section 3.02 hereof a Register in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Pass Through Certificates of the related Series as provided in this Article II. Such Register shall be in written form in the English language.

               Upon due presentation for registration of transfer of any Pass Through Certificate of the related Series at any such office or agency, the Pass Through Trustee shall execute, authenticate and deliver in the name of the transferee or transferees a new Pass Through Certificate of such Series in authorized denominations and for a like aggregate Fractional Undivided Interest.

               Subject to the provisions of Section 2.12 hereof, any Pass Through Certificate or Pass Through Certificates may be exchanged for a Pass Through Certificate or Pass Through Certificates of the same Series in other authorized denominations and for a like aggregate Fractional Undivided Interest. Pass Through Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Pass Through Trustee for the related Series for the purpose as provided in Section 3.02 hereof, and the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor the Pass Through Certificate or Pass Through Certificates which the Certificateholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

               All Pass Through Certificates presented for registration of transfer, exchange, redemption or payment shall (if so required by the Pass Through Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Pass Through Trustee duly executed by, the Certificateholder or such Person's attorney duly authorized in writing.

               The Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Pass Through Certificates. No service charge to the Certificateholder shall be made for any such transaction.

               All Pass Through Certificates issued upon any transfer or exchange of Pass Through Certificates shall evidence ownership in the same Pass Through Trust and be entitled to the same benefits under this Pass Through Agreement and the applicable Series Supplement, as the Pass Through Certificates surrendered upon such transfer or exchange.

               Resales or other transfers of Pass Through Certificates represented by a Registered Global Certificate will be conducted in accordance with the provisions of this Pass Through Agreement, including without limitation Section 6.06 hereof, and the rules and procedures of the Depository applicable to U.S. corporate pass through certificates and without notice to, or action by, the Pass Through Trustee.

               Neither the Company nor the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Registered Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

               Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Pass Through Certificates. If any Pass Through Certificate becomes mutilated, defaced or is apparently destroyed, lost or stolen, the Pass Through Trustee in its discretion may execute, authenticate and deliver a new Pass Through Certificate of like Fractional Undivided Interest in the related Pass Through Trust, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Pass Through Certificate, or in lieu of and in substitution for the Pass Through Certificate so apparently destroyed, lost or stolen. In every case the applicant for a substitute Pass Through Certificate shall furnish to the Pass Through Trustee and any agent of the Pass Through Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from any such substitution and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through Certificate and of the ownership thereof.

               Upon the issuance of any substitute Pass Through Certificate, the Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Pass Through Trustee) connected therewith. If any Pass Through Certificate of a Pass Through Trust for which a notice of termination has been or is about to be given pursuant to Section 12.01 hereof becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Pass Through Trustee may, instead of issuing a substitute Pass Through Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Pass Through Certificate), if the applicant for such payment furnishes to the Pass Through Trustee and any agent of the Pass Through Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, resulting from such payment and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Pass Through Trustee and any agent of the Pass Through Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through Certificate and of the ownership thereof.

               Every substitute Pass Through Certificate issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Pass Through Certificate is apparently destroyed, lost or stolen will constitute conclusive evidence of the Fractional Undivided Interest in the applicable Pass Through Trust evidenced by the Pass Through Certificate that it replaces, whether or not the apparently destroyed, lost or stolen Pass Through Certificate may be enforceable at any time by anyone and will be entitled to all the benefits of (but will be subject to all the limitations of rights set forth in) the applicable Pass Through Trust equally and proportionately with any and all other Pass Through Certificates duly authenticated and delivered therefor.
All Pass Through Certificates will be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Pass Through Certificates and will preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               Section 2.10. Cancellation of Pass Through Certificates; Destruction Thereof. All Pass Through Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to any agent of the Pass Through Trustee, shall be delivered to the Pass Through Trustee for cancellation or, if surrendered to the Pass Through Trustee, shall be cancelled by it; and no Pass Through Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Pass Through Agreement or the applicable Series Supplement. The Pass Through Trustee shall destroy cancelled Pass Through Certificates held by it.

               Section 2.11. Temporary Pass Through Certificates. Pending the preparation of definitive Pass Through Certificates of any Series, the Pass Through Trustee may execute, authenticate and deliver temporary Pass Through Certificates for such Series (produced in a form satisfactory to the executing officer or authorized agent of the Pass Through Trustee, as evidenced by such officer's or authorized agent's execution thereof). Such temporary Pass Through Certificates shall be issuable as registered Pass Through Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Pass Through Certificates of such Series but with such omissions, insertions and variations as may be appropriate for temporary Pass Through Certificates, all as may be determined by the executing officer of the Pass Through Trustee, as evidenced by such officer's or authorized agent's execution thereof.

               Temporary Pass Through Certificates may contain such reference to any provisions of this Pass Through Agreement or the applicable Series Supplement as may be appropriate. Every such temporary Pass Through Certificate shall be executed and authenticated by the Pass Through Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Pass Through Certificates of such Series. Without unreasonable delay the Company shall furnish definitive Pass Through Certificates for such Series and thereupon temporary Pass Through Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Pass Through Trustee for the purpose pursuant to Section 3.02 hereof, and the Pass Through Trustee shall execute, authenticate and deliver in exchange for such temporary Pass Through Certificates such definitive Pass Through Certificates evidencing a like aggregate Fractional Undivided Interest in the applicable Pass Through Trust in authorized denominations. Until so exchanged, temporary Pass Through Certificates shall be entitled to the same benefits under the applicable Pass Through Trust and this Pass Through Agreement as definitive Pass Through Certificates of the applicable Series.

               Section 2.12. Pass Through Certificates Issuable in the Form of a Registered Global Certificate. For any Series, at the sole option of the Company as set forth in the related Series Supplement, this Section 2.12 shall apply to such Series or may be amended with respect to any Series. To the extent that the provisions of this Section 2.12 conflict with any other provisions of this Pass Through Agreement, the provisions of this Section 2.12 shall control.

               (a) If the Company shall establish pursuant to Section 2.01(b)(9) hereof that the Pass Through Certificates of a particular Series are to be issued in whole in the form of a Registered Global Certificate, then the Pass Through Trustee shall, in accordance with this Article II, execute, authenticate and deliver, one or more Registered Global Certificates which (i) shall represent, and shall be denominated in an amount equal to, the aggregate Fractional Undivided Interests of all of the Pass Through Certificates in the related Pass Through Trust, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Pass Through Trustee to the Depository or pursuant to the Depository's instruction, and
(iv) shall bear a legend substantially to the following effect: "Unless this Registered Global Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass Through Trustee or its agent for registration of transfer, exchange or payment, and any Registered Global Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

               No Person acquiring a beneficial interest in a Pass Through Certificate will be entitled to receive a definitive Pass Through Certificate representing such Person's interest in the Pass Through Trust, except as provided in subsection (d) below.

               (b) Notwithstanding any other provision of this Section 2.12 or of Section 2.08 hereof, the Registered Global Certificate for any Series may be transferred, in whole but not in part and in the manner provided in
Section 2.08 hereof, by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Company upon notice to the Pass Through Trustee or to a nominee of such successor Depository.

               (c) The Depository shall be an organization registered as a clearing agency under the Exchange Act and any other applicable statute or regulation.

               (d) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Series or if at any time the Depository for such Series shall no longer be eligible under subsection (c) above, and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.12 shall no longer be applicable to the Pass Through Certificates of such Series and the Pass Through Trustee will execute, authenticate and deliver Pass Through Certificates of such Series in definitive registered form without coupons, in authorized denominations, and in an aggregate Fractional Undivided Interest in the related Pass Through Trust equal to the Fractional Undivided Interest in the related Pass Through Trust of the Registered Global Certificate then outstanding in exchange for such Registered Global Certificate.

               The Company may at any time and in its sole discretion determine that the Pass Through Certificates of any Series shall no longer be represented by a Registered Global Certificate and that the provisions of this
Section 2.12 shall no longer apply to such Pass Through Certificates. In such event the Pass Through

Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will notify the Depository of the availability of such Pass Through Certificates in definitive form and will execute, authenticate and deliver, Pass Through Certificates of such Series in definitive registered form without coupons, in authorized denominations and in an aggregate Fractional Undivided Interest in the related Pass Through Trust equal to the Fractional Undivided Interest in the related Pass Through Trust of the Registered Global Certificate then outstanding in exchange for such Registered Global Certificate. Upon the exchange of the Registered Global Certificate for such Pass Through Certificates in definitive registered form, such Registered Global Certificate shall be cancelled by the Pass Through Trustee. Such Pass Through Certificates in definitive registered form issued in exchange for the Registered Global Certificate pursuant to this subsection (d) shall be registered in such names and in such authorized denominations as the Depository shall instruct the Pass Through Trustee. The Pass Through Trustee shall deliver such Pass Through Certificates to the Persons in whose names such Pass Through Certificates are so registered. Upon the issuance of Pass Through Certificates in definitive registered form without coupons, the Pass Through Trustee shall recognize the Person in whose name such definitive Pass Through Certificates are registered in the Register from time to time as Certificateholders hereunder.

               (e) As long as the Pass Through Certificates of a Series are represented by a Registered Global Certificate, all distributions for such Series shall be made to the holder of such Registered Global Certificate as the Certificateholder of such Series, or to such Persons as such holder may designate, by wire transfer of immediately available funds on the date such distributions are due, and the Company shall or shall cause the Pass Through Trustee to provide to the Depository any notices referred to in the related Letter of Representations in accordance with such Letter of Representations.

                                ARTICLE III
             CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

               Section 3.01. Covenants of the Company. (a) The Company will preserve and maintain all of its rights, privileges and franchises necessary in the normal conduct of its business; provided that the Company shall not be required to preserve any right, privilege or franchise if the Company shall reasonably determine that the loss thereof will not materially adversely affect the Company's ability to perform its obligations hereunder or under any Series Supplement.

               (b) The Company shall not (i) consolidate with or merge into any other corporation under circumstances in which the Company is not the surviving corporation or (ii) convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall execute and deliver to the Pass Through Trustee an agreement reasonably satisfactory in form and substance to the Pass Through Trustee containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company hereunder and under each Series Supplement.

               (c) Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all the assets of the Company as an entirety in accordance with this Section 3.01, the successor corporation formed by such consolidation or the Person into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder and under each Series Supplement with the same effect as if such successor corporation or such Person, as the case may be, had been named as the Company herein and therein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 3.01 from its liability hereunder or under any Series Supplement.

               (d) The Pass Through Trustee shall receive an Opinion of Counsel of the Company as conclusive evidence that any consolidation, merger, sale, lease or conveyance, and any assumption complies with the provisions of this Section 3.01 and the Pass Through Trustee shall be entitled to rely upon the same for all purposes hereof.

               Section 3.02. Offices for Payments; Registrar. So long as any Pass Through Certificates of a Series remain outstanding, the Pass Through Trustee will maintain the following for such Series: (a) an office or agency where such Pass Through Certificates may be presented for payment and (b) a facility or agency in New York, New York where such Pass Through Certificates may be presented or surrendered for registration of transfer and for exchange and for redemption as provided in this Pass Through Agreement (the "Registrar"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Company, any Owner Trustees, the Indenture Trustees and the Certificateholders of such Series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Principal Corporate Trust Office of the Pass Through Trustee. The Registrar shall keep a register ("Register") with respect to the Pass

Through Certificates of each Series and their transfer and exchange. The Pass Through Trustee may appoint one or more co-registrars ("Co-Registrars") for any Series and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

               Any Registrar shall be a bank or trust company organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such an entity, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000.

               The Pass Through Trustee shall initially act as Registrar and shall initially serve as an office where Pass Through Certificates can be presented for payment.

               Section 3.03. Representations and Warranties of the Pass Through Trustee. (a) The Pass Through Trustee, in its individual capacity (except with respect to clause (iv) below), represents, warrants and agrees that:

                     (i) it is a validly existing national banking association or a bank or trust company organized or chartered under the laws of a State of the United States of America and duly organized under the laws of the United States of America or such State, as the case may be, holding a valid certificate to do business as a national banking association or a bank or trust company under the State of the United States of America where it is organized or chartered, as the case may be, with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under this Pass Through Agreement and any Intercreditor Agreement;

                     (ii) each of this Pass Through Agreement and any Intercreditor Agreement has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof or thereof nor its performance of any of the terms and provisions hereof or thereof will violate any federal law or the law of the State of the United States of America where it is located or regulation relating to its banking or trust powers or any judgment or order applicable to or binding on the Pass Through Trustee and will not contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                     (iii) the execution, delivery and performance by the Pass
               Through Trustee of this Pass Through Agreement or any Intercreditor Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States of America or the State of the United States of America where it is located regulating the banking and corporate trust activities of the Pass Through Trustee other than (i) the registration of the Pass Through Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action and (ii) the qualification of the Pass Through Agreement under the Trust Indenture Act pursuant to an order of the Securities and Exchange Commission;

                     (iv) each of this Pass Through Agreement and any Intercreditor Agreement has been duly executed and delivered by it and, assuming that such documents are the legal, valid and binding obligation of the other parties thereto, is the legal, valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                     (v) each Series Supplement executed by such Pass Through Trustee will be, upon the date of execution and delivery of such Series Supplement, executed and delivered by one of its officers or authorized agents duly authorized to execute and deliver such Series Supplement on its behalf.

               (b)  The representations and warranties set forth in subsection
(a) above shall be deemed to be made by the applicable Pass Through Trustee on each Issuance Date, except as otherwise provided in the applicable Series Supplement.

               Section 3.04. Paying Agents. Whenever the Pass Through Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent") for any Pass Through Trust, it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section 3.04,

                     (a) that it will hold all sums received by it as such agent for distribution to the Certificateholders of the related Series (whether such sums have been paid to it by the Pass Through Trustee or the Related Owner Trustee or Indenture Trustee) in trust for the benefit of the Certificateholders of the related Series or of the Pass Through Trustee, and

                     (b) that it will notify the Pass Through Trustee if the principal of or interest or premium on the Equipment Certificates that constitute Trust Property of such Pass Through Trust is not paid when the same is due and payable.

               Anything in this Section 3.04 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section 3.04 are subject to the provisions of Sections 12.03 and 12.04 hereof.

               Section 3.05. No Representations or Warranties as to Documents. The Pass Through Trustee neither makes nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of any Series Supplement, any related Pass Through Certificates, any Intercreditor Agreement or any related Indenture Documents or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Pass Through Trustee made in its individual capacity under this Pass Through Agreement, in any Series Supplement, in any related Participation Agreement or in any Intercreditor Agreement.

               Section 3.06. Payments from Trust Property Only. For any Pass Through Trust, all payments or distributions to be made to Certificateholders of any Series under the related Series Supplement by the Pass Through Trustee under such Pass Through Trust shall be made only from the income and the proceeds from the related Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from such Trust Property to enable the Pass Through Trustee to make distributions of the amounts due in respect of the Pass Through Certificates thereunder.

               Each Certificateholder of such Series by its acceptance of a related Pass Through Certificate agrees that it will look solely to the income and proceeds from the related Trust Property to the extent available for distribution to it as provided herein and in the related Series Supplement and that the Pass Through Trustee is not personally or individually liable to such Certificateholder for any amounts payable under such Pass Through Trust except as expressly provided herein.

               Section 3.07. Limitation of the Company's Liability. The Company is a party to this Pass Through Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not be liable hereunder, except as otherwise expressly provided herein, or under the terms of any Series Supplement or any Pass Through Certificates, except as otherwise expressly provided therein.

                                ARTICLE IV
                CERTIFICATEHOLDER LISTS AND REPORTS BY THE
                   COMPANY AND THE PASS THROUGH TRUSTEE

               Section 4.01. Certificateholder Lists; Ownership of Pass Through Certificates. (a) For each Series, the Pass Through Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders of such Series. If the Pass Through Trustee is not the Registrar for such Series, the Company shall cause the Registrar to furnish to the Pass Through Trustee semi-annually not more than 15 days after each Record Date, as of such Record Date, or at such other times as the Pass Through Trustee may request in writing, a list, in such form and as of such date as the Pass Through Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Certificateholders of such Series and the amounts of the Pass Through Certificates held by such Certificateholders.

               (b) For each Series, ownership of the Pass Through Certificates shall be proved by the Register for such Series kept by the Registrar.

               Section 4.02. Disclosure of Certificateholder Lists. Each and every Certificateholder, by receiving and holding such Pass Through Certificate, agrees with the Company and the Pass Through Trustee that neither the Company, the Pass Through Trustee, the Pass Through Trustee in its individual capacity nor any agent of any of the foregoing shall be held accountable by reason of the disclosure of any such information as to the names and addresses of any Certificateholders in accordance with the provisions of Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Pass Through Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

               Section 4.03.  Reports by the Company.  The Company covenants:

               (a) to file with the Pass Through Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the reports and documents, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

               (b) to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Pass Through Agreement as may be required from time to time by such rules and regulations;

               (c) to transmit to the Certificateholders of each Series in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Pass Through Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission; and

               (d) furnish to the Pass Through Trustee, on or before each March 15, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Pass Through Agreement and each Series Supplement. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Pass Through Agreement or any Series Supplement.

               Section 4.04. Reports by the Pass Through Trustee. For each Series, on or before each May 15, the Pass Through Trustee in respect of such Series shall transmit, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, any report required by Section 313(b) of the Trust Indenture Act to be transmitted by the Pass Through Trustee to the related Certificateholders.

                                 ARTICLE V
                    RECEIPT AND DISTRIBUTION OF INCOME
                   AND PROCEEDS FROM THE TRUST PROPERTY

               Section 5.01. Certificate Account and Special Payments Account. (a) The Pass Through Trustee shall establish and maintain for each Pass Through Trust, on behalf of the related Certificateholders of each Series, a Certificate Account as one or more non-interest bearing accounts.
In each case, the Pass Through Trustee shall hold such Certificate Account in trust for the benefit of such Certificateholders, respectively, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement, the related Series Supplement or any Intercreditor Agreement. Upon receipt of any Scheduled Payment, the Pass Through Trustee shall immediately deposit such Scheduled Payment in the applicable Certificate Account.

               (b) The Pass Through Trustee shall establish and maintain, as and when required, for each Pass Through Trust, on behalf of the related Certificateholders of each Series, a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section
5.04 hereof. In each case, the Pass Through Trustee shall hold such Special Payments Account in trust for the benefit of such Certificateholders, respectively, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement, the related Series Supplement or any Intercreditor Agreement. Upon receipt of any Special Payment, the Pass Through Trustee shall immediately deposit such Special Payment in the applicable Special Payments Account.

               Section 5.02. Distributions from Certificate Account and Special Payments Account. (a) Subject to any Intercreditor Agreement, for each Pass Through Trust, on each related Regular Distribution Date, or as soon thereafter as the Pass Through Trustee has confirmed receipt of any Scheduled Payment due on the related Equipment Certificates on such Regular Distribution Date, the Pass Through Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to Section 5.01(a) hereof by paying to each Certificateholder of the related Series of record at the close of business on the Record Date for such Regular Distribution Date (except as provided in Section 12.01 hereof concerning the final distribution), at the address for such Certificateholder appearing in the related Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Pass Through Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.

               (b) Subject to any Intercreditor Agreement, for each Pass Through Trust, on each related Special Distribution Date, or as soon thereafter as the Pass Through Trustee has confirmed receipt of any Special Payment due on the related Equipment Certificates or realized upon the sale of any such Equipment Certificates, the Pass Through Trustee shall distribute out of the applicable Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 5.01(b) hereof by paying to each Certificateholder of the related Series of record at the close of business on the Record Date for such Special Distribution Date (except as provided in Section 12.01 hereof concerning the final distribution), at the address for such Certificateholder appearing in the related Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Pass Through Trust held by such Certificateholder) of the aggregate amount in the applicable Special Payments Account on account of such Special Payment.

               (c) For each Pass Through Trust, the Pass Through Trustee shall at the expense of the Company notify each Certificateholder of the related Series by mail at its address as it appears in the related Register of each related Special Payment for such Series. If the related Equipment Certificates are to be redeemed or purchased in whole prior to their respective maturities, or if a Special Payment is to be made pursuant to either of the last two paragraphs of Section 2.02(b) hereof or if the Pass Through Trustee receives sufficient notice of such Special Payment, such notice shall be mailed not less than 15 days prior to the date any such Special Payment is scheduled to be distributed. For any other Special
Payment, such notice shall be mailed as soon as practicable after the Pass Through Trustee has received funds for or notice of such Special Payment. Such notices of Special Payments shall set forth:

                     (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 12.01 hereof);

                     (ii) the amount of the Special Payment for each $1,000 face amount Pass Through Certificate and the amount thereof constituting principal, premium, if any, and interest on the related Equipment Certificates;

                     (iii) the reason for the Special Payment; and

                     (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for such Series, the total amount to be received on such date for each $1,000 face amount Pass Through Certificate.

If the amount of premium, if any, payable upon the redemption or purchase in whole of an Equipment Certificate has not been calculated at the time that the Pass Through Trustee mails the notice of the related Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

               If, for any Pass Through Trust, any cancelable redemption of the related Equipment Certificates is cancelled, the Pass Through Trustee, as soon as possible after learning thereof, shall notify by mail each Certificateholder of the related Series at its address as it appears on the related Register.

               (d) At such time, if ever, as the Pass Through Certificates are issued in certificated form, for each Pass Through Trust, any Scheduled Payment or Special Payment to be distributed pursuant to this Article V shall be payable at the Corporate Trust Office of the Pass Through Trustee or at any office or agency maintained for such purpose for the related Series pursuant to Section 3.02 hereof, provided that any Scheduled Payment or Special Payment may be payable at the option of the Pass Through Trustee or its Paying Agent for the related Series by mailing checks for such Scheduled Payment or Special Payment payable to or upon the written order of the related
Certificateholders entitled thereto as they appear on the related Register.

               (e) The Pass Through Trustee shall present any Equipment Certificate to the applicable Related Indenture Trustee on the date of its stated final maturity, or on such earlier date as such Equipment Certificate is to be redeemed or purchased in whole pursuant to the relevant Indenture.

               Section 5.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee shall mail to Certificateholders of the related Series a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (as to (i) and (ii) below, for each $1,000 face amount Pass Through Certificate):

                     (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any, on the related Equipment Certificates;

                     (ii) the amount of such distribution allocable to interest on the related Equipment Certificates; and

                     (iii) the Pool Balance and the Pool Factor of the related
               Pass Through Trust.

               (b) For each Series, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of such Series a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and
(a)(ii) of this Section 5.03 for the related Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of such Series during a portion of such calendar year, for the applicable portion of such year.

               Section 5.04. Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 5.01(b) hereof representing a Special Payment that is not to be promptly distributed shall, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments selected by the Company by written notice to the Pass Through Trustee pending distribution of such Special Payment pursuant to Section 5.02 hereof. Any investment made pursuant to this Section 5.04 shall be in such

Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 5.02 hereof on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The proceeds upon maturity of any Permitted Investment shall not be reinvested pending distribution. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section 5.04, other than by reason of the willful misconduct or negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

               Section 5.05. Withholding Taxes. The Pass Through Trustee shall withhold any taxes required to be withheld on payments to any Certificateholder of any Series, except to the extent that such Certificateholder has furnished evidence reasonably satisfactory to the Pass Through Trustee of any exemption from withholding claimed by such Certificateholder, and under no circumstances shall the failure of any such Certificateholder to receive any amounts so withheld constitute an Event of Default. The Pass Through Trustee agrees to act as such withholding agent and, in connection therewith, whenever any taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Pass Through Certificates of such Series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such Series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Certificateholder of such Series may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under law.

               Notwithstanding any provision to the contrary herein, if the Company is required to pay any withholding tax or any interest or penalty thereon, or to indemnify an Owner Participant or Owner Trustee pursuant to
Section 8.01(c) of any related Participation Agreement with respect to the Pass Through Trustee's failure to withhold with respect to any Certificateholder, the Pass Through Trustee shall be entitled to retain any payments otherwise distributable to such Certificateholder that was subject to such withholding until such amounts shall have been recovered in full by the Pass Through Trustee.

                                ARTICLE VI
                     CONCERNING THE CERTIFICATEHOLDERS

               Section 6.01.  Evidence of Action Taken by Certificateholders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Pass Through Agreement to be given or taken by Certificateholders of any Series may be embodied in and evidenced by one or more substantially similar instruments signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Agreement and (subject to Sections 8.02 and 8.03 hereof) conclusive in favor of the Pass Through Trustee, if made in the manner provided in this Article VI.

               (b) For the purpose of determining the Certificateholders of any Series entitled to vote or consent to any direction, waiver or other action of such Certificateholders under Section 7.10 or 7.11 hereof, the Company may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Pass Through Trustee. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

               Section 6.02. Proof of Execution of Instruments and of Holding of Certificates. Subject to Sections 8.02 and 8.03 hereof, the execution of any instrument by a Certificateholder or its, his or her agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Pass Through Trustee. The holding of Pass Through Certificates shall be proved by the Register or by a certificate of the Registrar.

               Section 6.03. Certificateholders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Pass Through Certificate, each related Indenture Trustee, the Pass Through Trustee, any agent of any such related Indenture Trustee or the Pass Through Trustee, the Paying Agent, if any, the Registrar and the Company may deem and treat the Person in whose name such Pass Through Certificate shall be registered upon the Register as the absolute owner of such Pass Through Certificate (whether or not such Pass Through Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment on account of the principal payable with respect to and, subject to the provisions of this Pass Through Agreement, interest payable with respect to such Pass Through Certificate and for all other purposes; and neither any such related Indenture Trustee nor the Pass Through Trustee (nor any agent of any such related Indenture

Trustee or the Pass Through Trustee) nor the Paying Agent, if any, nor the Registrar nor the Company shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Pass Through Certificate.

               Section 6.04. Pass Through Certificates Owned by the Company and Related Owner Trustees Deemed Not Outstanding. In determining whether the Certificateholders of the requisite aggregate Fractional Undivided Interest of Pass Through Certificates of any Series have concurred in any direction, consent or waiver under this Pass Through Agreement, Pass Through Certificates of such Series that are owned by the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates or by any Affiliate of the Company, any such Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Pass Through Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Pass Through Trustee has actual knowledge that certain Pass Through Certificates are so owned shall such Pass Through Certificates be so disregarded; and provided further that if all Pass Through Certificates of such Series that would be deemed Outstanding in the absence of the foregoing provision are owned by the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates or by any Affiliate of the Company, any such Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates, then such Pass Through Certificates shall be deemed Outstanding for the purpose of any such determination. Pass Through Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Pass Through Certificates and that the pledgee is not the Company, any Related Owner Trustee or Related Owner Participant or any obligor upon the Pass Through Certificates or any Affiliate of the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Pass Through Trustee in accordance with such advice.

               For any Series, upon request of the Pass Through Trustee, the Company, the Related Owner Trustees and the Related Owner Participants promptly shall furnish to the Pass Through Trustee an Officer's Certificate listing and identifying all Pass Through Certificates of such Series, if any, known by the Company or any such Related Owner Trustee or Related Owner Participant to be owned or held by or for the account of any of the above-described persons; and the Pass Through Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts set forth therein and of the fact that all Pass Through Certificates of such Series not listed therein are Outstanding for the purpose of any such determination. For the purpose of determining whether Pass Through Certificates of a Series are Outstanding as described in this Section 6.04, an "obligor" on such Pass Through Certificates shall include any obligor or any Affiliate of any such obligor on any Equipment Certificates that constitute Trust Property of the related Pass Through Trust.

               Section 6.05. Right of Revocation of Action Taken. For any Series, at any time prior to (but not after) the evidencing to the Pass
Through Trustee, as provided in Section 6.01 hereof, of any action taken by the related Certificateholders of the percentage in aggregate of Fractional Undivided Interests in the related Pass Through Trust specified in this Pass Through Agreement in connection with such action, any Certificateholder of a Pass Through Certificate of such Series, the serial number of which is shown by the evidence to be included among the outstanding serial numbers of the Pass Through Certificates of such Series, the Certificateholders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VI, revoke such action so far as concerns such Pass Through Certificate. Except as aforesaid, any such action taken shall be conclusive and binding upon such Certificateholder for such Pass Through Certificate and upon all future Certificateholders and owners of such Pass Through Certificate and of any Pass Through Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Pass Through Certificate or otherwise. Any action taken by such Certificateholders of the percentage in aggregate of Fractional Undivided Interests in the related Pass Through Trust specified in this Pass Through Agreement in connection with such action shall be conclusively binding upon the Pass Through Trustee and all the Certificateholders of such Series.

               Section 6.06. ERISA. Unless otherwise specified in the applicable Series Supplement, no employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Pass Through Certificates. If the Pass Through Certificates are not described in the applicable Series Supplement as being eligible for purchase by ERISA Plans, the purchase by any person of any Pass Through Certificate constitutes a representation by such person to the Company, the Related Owner Participants, the Related Owner Trustees, the Related Indenture Trustees and the Pass Through Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Pass Through Certificate with assets of an ERISA Plan.

                                ARTICLE VII
                     REMEDIES OF PASS THROUGH TRUSTEE
                          AND CERTIFICATEHOLDERS

               Section 7.01. Events of Default. (a) Exercise of Remedies. If, for any Pass Through Trust, an Indenture Event of Default under an Indenture relating to any Equipment Certificate that constitutes Trust Property of such Pass Through Trust (an "Event of Default") shall occur and be continuing, then, subject to the provisions of any Intercreditor Agreement, the Pass Through Trustee may vote all of the Equipment Certificates under such Indenture held by such Pass Through Trust, and upon the direction of the Majority In Interest of Certificateholders of the related Series, the Pass Through Trustee shall vote a corresponding majority of such Equipment Certificates in favor of directing the applicable Related Indenture Trustee to declare the unpaid principal of such Equipment Certificates then outstanding, together with interest accrued but unpaid thereon and all other amounts due under such Equipment Certificates and the related Indenture, to be due and payable under, and in accordance with the provisions of, such Indenture. In addition, if such Event of Default shall have occurred and be continuing, subject to the provisions of any Intercreditor Agreement, the Pass Through Trustee may in accordance with such related Indenture vote such Equipment Certificates to direct the applicable Related Indenture Trustee regarding the exercise of remedies provided in such Indenture.

               If, for any Pass Through Trust, an Event of Default shall have occurred and be continuing, subject to the provisions of any Intercreditor Agreement, the Pass Through Trustee may, and upon the direction of the Majority In Interest of Certificateholders of the related Series shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver any Equipment Certificates held in such Pass Through Trust that are subject to the corresponding Indenture Event of Default, without recourse to or warranty by the Pass Through Trustee or any Certificateholder of such Series, to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver any such Equipment Certificates in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash.

               If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Equipment Certificates pursuant to this Section 7.01, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Equipment Certificates, so as to provide for the payment in full of all amounts due on such Equipment Certificates with respect to the related Series. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section 7.01 shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders of such Series.

               If an Intercreditor Agreement is applicable and the Pass Through Trustee is the Controlling Party thereunder, the Pass Through Trustee upon the occurrence of an Indenture Event of Default may direct the exercise of remedies in connection therewith.

               (b) Purchase Rights of Certificateholders. If an Intercreditor Agreement is applicable, by acceptance of its Pass Through Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Pass Through Trustee and each other Certificateholder of the same class, each Certificateholder of Pass Through Certificates of a Series will have certain rights, the exercise of which will be specified in the applicable Series Supplement, to purchase all, but not less than all, of the class of Pass Through Certificates senior to the Pass Through Certificates held by the purchasing Certificateholder. The purchase price with respect to the Pass Through Certificates of any series shall be equal to the Pool Balance of the Pass Through Certificates of such series, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders under this Pass Through Agreement, any Intercreditor Agreement or any other Indenture Document or on or in respect of the Pass Through Certificate of such Series; provided, however, that no such purchase of Pass Through Certificates of such Series shall be effective unless the purchaser shall certify to the Pass Through Trustee that contemporaneously with such purchase, such purchaser is purchasing, pursuant to the terms of this Pass Through Agreement and the other Agreements, if any, relating to Pass Through Certificates of a series that are subject to the same Intercreditor Agreement (such other Agreements, the "Other Agreements"), the Pass Through Certificates of each such series that is senior to the Pass Through Certificates held by such purchaser.

               If prior to the end of the ten-day period, any other Certificateholder of the same class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Pass Through Certificates pro rata based on the interest in the Pass Through Trust held by each Certificateholder.

               Each payment of the purchase price of the Pass Through Certificates of any Series shall be made to an account or accounts designated by the Pass Through Trustee and each such purchase shall be subject to the terms of this Section. Each Certificateholder of any Series agrees by its acceptance of Pass

Through Certificates of such Series that it will, upon payment from any such Certificateholders of Pass Through Certificates with a lower seniority of the purchase price specified herein, forthwith sell, assign, transfer and convey to the purchaser thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this Pass Through Agreement, any Intercreditor Agreement, the Liquidity Facility, the Indenture Documents and all Pass Through Certificates of such Series held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Pass Through Agreement, any Intercreditor Agreement, the Liquidity Facility and the Indenture Documents. The Pass Through Certificates of such Series will be deemed to be purchased on the date of payment of the purchase price is made notwithstanding the failure of the Certificateholders to delivery any Pass Through Certificates of such Series and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Pass Through Certificates to the purchaser and receive the purchase price for such Pass Through Certificates of such series and (ii) if the purchaser shall so request, such Certificateholder will comply with all of the provisions of Section 2.08 hereof to enable new Pass Through Certificates of such Series to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Pass Through Certificates shall be borne by the purchaser thereof.

               Section 7.02. Incidents of Sale of Equipment Certificates. Upon any sale of all or any part of the Equipment Certificates held in any Pass Through Trust made either under the power of sale given under this Pass Through Agreement or the related Series Supplement or otherwise for the enforcement of this Pass Through Agreement and the related Series Supplement, the following shall be applicable:

                     (1) Certificateholders and Pass Through Trustee May Purchase Equipment Certificates. Any Certificateholder of the related Series, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of such Equipment Certificates, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Certificates in its or their own absolute right without further accountability.

                     (2) Receipt of Pass Through Trustee Shall Discharge Purchaser. The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for its, his or her purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its, his or her personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                     (3) Application of Moneys Received upon Sale. Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Pass Through Agreement or the related Series Supplement or otherwise for the enforcement of the related Pass Through Trust, shall be deposited and distributed as a Special Payment as provided in Article V hereof.

               Section 7.03. Pass Through Trustee May Prove Debt. If any amount payable under any Equipment Certificate held by any Pass Through Trust is not paid when due and payable, the Pass Through Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Certificate shall be, to the extent permitted by and in accordance with the terms of the related Indenture Documents and any Intercreditor Agreement, entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the applicable Owner Trustee, in the case of an Equipment Trust Certificate, or the Company, in the case of an Equipment Purchase Certificate, or other obligor upon such Equipment Certificate and collect in the manner provided by law out of the property of such Owner Trustee, or the Company or such other obligor upon such Equipment Certificate, as the case may be, wherever situated, the moneys adjudged or decreed to be payable.

               All rights of action and of asserting claims under this Pass Through Agreement, or under any of the Pass Through Certificates, may be prosecuted and enforced by the Pass Through Trustee without the possession of any of such Pass Through Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Pass Through Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Pass Through Trustee, each predecessor Pass Through Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Certificateholders of the related Series.

               In any proceedings brought by the Pass Through Trustee (and also any proceedings involving the interpretation of any provision of this Pass Through Agreement, any Series Supplement or any Intercreditor Agreement to which the Pass Through Trustee shall be a party) the Pass Through Trustee shall be held to represent all the Certificateholders of the related Series, and it shall not be necessary to make any such Certificateholders parties to any such proceedings.

               Section 7.04. Remedies Cumulative. Each and every right, power and remedy given to the Pass Through Trustee or to any of the Certificateholders of any Series specifically or otherwise under any Pass Through Trust shall be cumulative and shall be in addition to every other right, power and remedy specifically given thereunder or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given thereunder or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Pass Through Trustee or the Certificateholders of the related Series, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Pass Through Trustee or of any such Certificateholder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the applicable Owner Trustee, if any, or the Company, as the case may be, or to be an acquiescence therein.

               Section 7.05. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Pass Through Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.07 and 8.03 and Article IX hereof, to the extent permitted by and in accordance with any Intercreditor Agreement and the Indenture Documents, proceed to protect and enforce its rights and rights of the Certificateholders of the related Series by such appropriate judicial proceedings as the Pass Through Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement under the related Pass Through Trust or in aid of the exercise of any power granted thereunder or to enforce any other legal or equitable right vested in the Pass Through Trustee or the Certificateholders under such Pass Through Trust or by law; provided that any sale of any portion of the related Trust Property shall be made in accordance with Section 7.02 hereof.

               Section 7.06. Discontinuance of Proceedings. If the Pass Through Trustee or any Certificateholder of any Series institutes any proceeding to enforce any right, power or remedy under the related Pass Through Trust, and such proceeding is discontinued or abandoned for any reason or is determined adversely to the Pass Through Trustee or such Certificateholder, then and in every such case the applicable Owner Trustee, if any, and the applicable Indenture Trustee, the Pass Through Trustee, the Certificateholders of such Series and the Company shall, subject to any determination in such proceeding, be restored to their former positions and rights under such Pass Through Trust with respect to the Trust Property and all rights, remedies and powers of the Pass Through Trustee and such Certificateholders shall continue as if no such proceeding had been instituted.

               Section 7.07. Limitations on Suits by Certificateholders. No Certificateholder of any Series shall have any right by virtue or by availing of any provision of the related Pass Through Trust to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to such Pass Through Trust, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless such Certificateholder previously has notified the Pass Through Trustee in writing of an Event of Default under such Pass Through Trust and of the continuance thereof, as provided herein, and the Certificateholders of the related Pass Through Certificates then Outstanding (or the proxy therefor) representing in the aggregate not less than 50% of the Fractional Undivided Interests of Pass Through Certificates then Outstanding under such Pass Through Trust have requested in writing that the Pass Through Trustee institute such action or proceedings in its own name as trustee under such Pass Through Trust and have offered to the Pass Through Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Pass Through Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceedings and no direction inconsistent with such written request has been given to the Pass Through Trustee pursuant to Section 7.10 hereof; it being understood and intended, and being expressly covenanted by such Certificateholder with every other Certificateholder of such Series and the Pass Through Trustee, that no one or more Certificateholders of such Series shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Certificateholder of such Series or to obtain or seek to obtain priority over or preference to any other Certificateholder of such Series or to enforce any right under the related Pass Through Trust, except in the manner provided therein and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section 7.07, each and every Certificateholder of the related Series and the Pass Through Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 7.08. Unconditional Right of Certificateholders to Receive Principal, Interest and Premium, and to Institute Certain Suits. Notwithstanding any other provision in this Pass Through Agreement, any Series Supplement or any Pass Through Certificate issued pursuant to such Series Supplement, but subject to any Intercreditor Agreement, the right of any Certificateholder of the related Series to receive distributions on such Pass Through Certificate of Scheduled Payments or Special Payments pursuant to
Article V hereof on or after the respective due dates set forth in such Series Supplement, or, subject to Section 7.07 hereof, to institute suit for the enforcement of any such distribution on or after such respective dates as provided herein or therein, shall not be impaired or affected without the consent of such Certificateholder. The purchase by any

Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to the retention by the Pass Through Trustee of certain amounts otherwise distributable to such Certificateholder in accordance with Section 5.05 hereof.

               Section 7.09. Control by Certificateholders. Subject to any Intercreditor Agreement, a Majority In Interest of Certificateholders of any Series has the right with respect to the related Pass Through Trust to direct the Pass Through Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Pass Through Trustee with respect to such Pass Through Trust or pursuant to the terms of any Intercreditor Agreement, or exercising any trust or power conferred on the Pass Through Trustee under this Pass Through Agreement or any Intercreditor Agreement, including any right of the Pass Through Trustee as Controlling Party under any Intercreditor Agreement or as holder of the Equipment Certificates; provided that such direction is not otherwise than in accordance with law and the provisions of such Pass Through Trust and the Pass Through Trustee has received, to the extent provided in Sections 7.07 and 8.03 and Article IX hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Pass Through Trustee; and provided further that the Pass Through Trustee has the right to decline to follow any such direction if the Pass Through Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Pass Through Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Pass Through Trustee determines that the action or proceedings so directed would involve the Pass Through Trustee in personal liability or if the Pass Through Trustee in good faith so determines that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Certificateholders of such Series not joining in the giving of said direction, it being understood that the Pass Through Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Certificateholders.

               Nothing in this Pass Through Agreement or any Series Supplement shall impair the right of the Pass Through Trustee in its discretion to take any action deemed proper by the Pass Through Trustee with respect to the related Pass Through Trust and which is not inconsistent with such direction by Certificateholders of the related Series.

               Section 7.10. Waiver of Past Events of Default. Subject to any Intercreditor Agreement, the Majority in Interest of Certificateholders of any Series (i) may on behalf of all of the Certificateholders waive any past Event of Default under the related Pass Through Trust or the related Series Supplement and its consequences or (ii) if the Pass Through Trustee is the Controlling Party, may direct the Pass Through Trustee to instruct the applicable Indenture
Trustee to waive, any past Indenture Default under any Indenture and its consequences, and thereby annul any direction given by such Certificateholders or the Pass Through Trustee to such Indenture Trustee with respect thereto. Upon such waiver such Event of Default will cease to exist and any Event of Default arising therefrom will be deemed to have been cured for every purpose of such Pass Through Trust, but no such waiver will extend to any subsequent or other Event of Default thereunder or impair any right consequent thereon; provided that any such waiver will be effective to waive any such past Event of Default and its consequences as described above if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder; and provided further that in the absence of written instructions from all Certificateholders of any Series (or the proxy therefor), the Pass Through Trustee shall not waive any Event of Default (i) consisting of the failure to pay any principal of, or premium (if any), or interest on, or other amounts due under, any Equipment Certificate held by the related Pass Through Trust and the consequent failure to distribute any related Scheduled Payment or Special Payment pursuant to Article V hereof on or after the respective due date therefor set forth in the related Series Supplement or (ii) in respect of a covenant or provision under any Pass Through Trust that, under Article XI hereof or the related Series Supplement, cannot be modified or amended without the consent of each Certificateholder of the related Series (or the proxy therefor).

               Section 7.11. Notice of Pass Through Defaults. The Pass Through Trustee shall, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, notify the Certificateholders of any Series of all Pass Through Defaults under the related Pass Through Trust known to a Responsible Officer of the Pass Through Trustee, unless such Pass Through Defaults have been cured before the giving of such notice; provided that under no circumstances shall the Pass Through Trustee give such notice until the earlier of the time at which such Pass Through Default becomes an Event of Default or the expiration of a period of 60 days from the occurrence of such Pass Through Default; and provided further that, except in the case of the failure to pay any principal of or interest on or any other amount due under any of the Equipment Certificates held by any Pass Through Trust and the consequent failure to distribute any related Scheduled Payment or Special Payment pursuant to Article V hereof on or after the respective due date therefor set forth in the related Series Supplement, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Pass Through Trustee in good faith determines that the withholding of such notice is in the interests of the Certificateholders of the related Series.

                               ARTICLE VIII
                    CONCERNING THE PASS THROUGH TRUSTEE

               Section 8.01. Acceptance by Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of a Series Supplement creating a Pass Through Trust and providing for the issuance of a Series of Pass Through Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Equipment Certificates to be acquired as Trust Property of such Pass Through Trust pursuant to the applicable Participation Agreements and Section 2.02 hereof, and shall declare that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of such Pass Through Trust, for the benefit of all then present and future Certificateholders of such Series, upon the trusts set forth in such Pass Through Trust.

               Section 8.02. Pass Through Trustee's Liens. The Pass Through Trustee agrees that it will, in its individual capacity and at its own cost and expense (without any right of indemnity in respect of any such cost or expense under Article IX hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Trust Property of any Pass Through Trust that result from claims (i) against it in its individual capacity not related to the administration of such Trust Property or any other transaction pursuant to this Pass Through Agreement, the related Series Supplement, the Participation Agreement or any Intercreditor Agreement, or (ii) against it as Pass Through Trustee hereunder or in its individual capacity which arise out of the negligence or willful misconduct of the Pass Through Trustee as such negligence or willful misconduct shall be determined by a final decision of a court of competent jurisdiction.

               Section 8.03. Certain Rights of the Pass Through Trustee. Subject to the Trust Indenture Act:

                     (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (b) any request of any Related Indenture Trustee or Related Owner Trustee in connection with any Pass Through Trust shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof is specifically prescribed herein) upon which the Pass Through Trustee may rely to prove or establish a matter set forth therein;

                     (c) the Pass Through Trustee in the administration of this Pass Through Agreement or any Intercreditor Agreement may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                     (d) the Pass Through Trustee shall not be obligated to exercise any of the trusts or powers vested in it under any Pass Through Trust or any Intercreditor Agreement at the request, order or direction of the Certificateholders of the related Series in accordance with the provisions thereof, unless such Certificateholders have offered to the Pass Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                     (e) the Pass Through Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it under any Pass Through Trust, under this Pass Through Agreement or under any Intercreditor Agreement;

                     (f) prior to the occurrence of an Event of Default under any Pass Through Trust and after the curing or waiving of all Events of Default thereunder, the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificateholders of the related Series; provided that if the payment within a reasonable time to the Pass Through Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Pass Through Trustee, not reasonably assured to the Pass Through Trustee by the security afforded to it by the terms of such Pass Through Trust, the Pass Through Trustee may require reasonable indemnity from the Certificateholders against such expenses or liabilities as a condition to proceeding; subject to (h) below, the reasonable expenses of every such examination shall be paid by the Pass Through Trustee or any predecessor trustee, and shall be repaid by the Company upon demand or indemnification by the

               Certificateholders;

                     (g) the Pass Through Trustee may execute any of the trusts or powers under any Pass Through Trust or any Intercreditor Agreement or perform any duties hereunder or thereunder either directly or by or through agents or attorneys not regularly in its employ and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care under this Pass Through Agreement or any Intercreditor Agreement; and

                     (h) the Pass Through Trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under any Pass Through Trust, if the Pass Through Trustee has determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

               Section 8.04. Pass Through Trustee Not Responsible for Recitals. The Pass Through Trustee assumes no responsibility for the correctness of the recitals contained herein or in any Pass Through Certificates, except for the execution and authentication of such Pass Through Certificates by the Pass Through Trustee in accordance with Sections 2.05 and
2.06 hereof, respectively.

               Section 8.05. Pass Through Trustee and Agents May Hold Pass Through Certificates; Collections. The Pass Through Trustee and any agent of the Pass Through Trustee, in its individual or any other capacity, may become the owner or pledgee of Pass Through Certificates with the same rights it would have if it were not the Pass Through Trustee or such agent and, subject to the applicable provisions of the Trust Indenture Act, may otherwise deal with the Company, any Related Indenture Trustee or Related Owner Trustee and receive, collect, hold and retain collections therefrom with the same rights it would have if it were not the Pass Through Trustee or such agent.

               Section 8.06. Moneys Held by Pass Through Trustee. Subject to Sections 5.04 and 12.04 hereof, all moneys received by the Pass Through Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Subject to Section 5.04 hereof, neither the Pass Through Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

               Section 8.07.  Right of Pass Through Trustee to Rely on
Officer's

Certificate. Subject to Section 8.03 hereof, whenever in the administration of any Pass Through Trust the Pass Through Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof is specifically prescribed herein) may, in the absence of bad faith on the part of the Pass Through Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Pass Through Trustee by the Company, any Related Indenture Trustee or any Related Owner Trustee, as the case may be, and such certificate, in the absence of bad faith on the part of the Pass Through Trustee, shall be full warrant to the Pass Through Trustee for any action taken, suffered or omitted by it under the provisions of this Pass Through Agreement upon the faith thereof.

               Section 8.08. Compensation. The Company agrees to pay, and the Pass Through Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) incurred in connection with its services rendered hereunder or in any way relating to or arising out of the administration of any Pass Through Trust or the related Trust Property, except any such advance, expense or disbursement attributable to the Pass Through Trustee's negligence, willful misconduct or bad faith or incurred as a result of the breach of its representation, warranty or covenant set forth in Sections 3.03(iv) and 8.02 hereof, and shall have a priority claim on such Trust Property for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Company.

               In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a priority claim on, all property and funds held or collected by the Pass Through Trustee with respect to any Series or the related Pass Through Trust in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such Pass Through Trust (excluding any taxes payable by the Pass Through Trustee on or measured by any compensation received by the Pass Through Trustee for its services under this Pass Through Agreement), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself from the Trust Property of such Pass Through Trust for any such tax it shall within 20 days mail a brief report setting forth the circumstances thereof to all Certificateholders of the related Series as their names and addresses appear in the related Register.

                                ARTICLE IX
                            INDEMNIFICATION OF
                    PASS THROUGH TRUSTEE BY THE COMPANY

               The Company hereby agrees to assume liability for, and does hereby indemnify, save and keep harmless the Pass Through Trustee, in its individual capacity, and its successors, assigns, agents and servants, with respect to the claims of the Pass Through Trustee for payment or reimbursement under Section 8.08 hereof and from and against any and all liabilities, losses, damages, penalties, taxes (excluding any taxes payable by the Pass Through Trustee on or measured by any compensation received by the Pass
Through Trustee for its services under this Pass Through Agreement), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, or incurred by, the Pass Through Trustee in its individual capacity in any way relating to or arising out of this Pass Through Agreement, or any Series Supplement or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the administration of any Pass Through Trust or the related Trust Property or the action or inaction of the Pass Through Trustee hereunder, except only (i) in the case of negligence, willful misconduct or bad faith of the Pass Through Trustee in the performance of its duties hereunder or under any Series Supplement, (ii) as may result from the inaccuracy of any representation or warranty of the Pass Through Trustee herein or in any Participation Agreement or (iii) as otherwise provided in Section
8.02 hereof.

               The Pass Through Trustee in its individual capacity shall be entitled to indemnification, from the related Trust Property, for any liability, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article IX to the extent not reimbursed by the Company or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Pass Through Trustee shall have a prior Lien on such Trust Property. The indemnities contained in this Article IX shall survive the termination of this Pass Through Agreement or any Pass Through Trust and the resignation or removal of the Pass Through Trustee hereunder or thereunder.

                                 ARTICLE X
                            SUCCESSOR TRUSTEES

               Section 10.01. Resignation and Removal of Pass Through Trustee; Appointment of Successor. (a) The Pass Through Trustee may resign at any time as trustee of any Pass Through Trust without cause by giving at least 45 days prior written notice to the Company, the Related Indenture Trustees and the Related Owner Trustees, if any, such resignation to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In addition, a Majority in Interest of Certificateholders of any Series or the Company may at any time remove the related Pass Through Trustee without cause by an instrument in writing delivered to the Company (in the case of removal by a Majority in Interest of Certificateholders of any Series), the Related Owner Trustees, if any, the Related Indenture Trustees and the Pass Through Trustee, and the Pass Through Trustee shall promptly notify each Certificateholder of such Series of such removal in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Pass
Through Trustee.

               In the case of the resignation or removal of the Pass Through Trustee, the Company or a Majority in Interest of Certificateholders of the related Series may appoint a successor Pass Through Trustee by an instrument signed by the Company or such Certificateholders, as the case may be.

               If a successor Pass Through Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Pass Through Trustee, the Company or any Certificateholder of the related Series may apply to any court of competent jurisdiction to appoint a successor Pass Through Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed by the Company or a Majority in Interest of Certificateholders as provided above within one year from the date of the appointment by such court.

               (b) If at any time any of the following occurs with respect to any Pass Through Trust:

                     (i) the Pass Through Trustee fails to comply with the requirements of Section 310(G) of the Trust Indenture Act after written request for such compliance by any Certificateholder of the related Series who has been a bona fide Certificateholder of such Series for at least six months;

                     (ii) the Pass Through Trustee ceases to be eligible in accordance with the provisions of Section 10.02 hereof to act as trustee for such Pass Through Trust and fails to resign after written request for such resignation by the Company or by any such bona fide Certificateholder; or

                     (iii) the Pass Through Trustee becomes incapable of
               acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Pass Through Trustee or of its property shall be appointed, or any public officer takes charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Company may remove the Pass Through Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Pass Through Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Certificateholder of the related Series who has been a bona fide Certificateholder of such Series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Pass Through Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.03 hereof. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed by the Company or the Certificateholders of the related Series as provided in subsection (a) above within one year from the date of appointment by such court.

               (c) If a Responsible Officer of the Pass Through Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) in respect of any Pass Through Trust which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Pass Through Trustee of such Pass Through Trust hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Pass Through Trustee of such Pass Through Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" in respect of such Pass Through Trust means a state or local tax: (i) upon (w) such Pass Through Trust, (x) such Trust Property, (y) Certificateholders of such Pass Through Trust or (z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property of such Pass Through Trust, and (ii) which would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax in respect of any Pass Through Trust if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

               Section 10.02. Persons Eligible for Appointment as Pass Through Trustee. Each Pass Through Trust shall at all times have a Pass Through Trustee which shall be a Person eligible to act as trustee under Section
310(a) of the Trust Indenture Act and shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000, which corporate trustee shall be a citizen of the United States of America as defined under Title 49 of the United States Code, as amended, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision of examination by federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               If at any time the Pass Through Trustee ceases to be eligible in accordance with the provisions of this Section 10.02 to act as trustee for any Pass Through Trust, the Pass Through Trustee shall resign immediately as Pass Through Trustee for such Pass Through Trust in the manner and with the effect specified in Section 10.01 hereof.

               Section 10.03. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 10.01 hereof for any Pass Through Trust shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment with respect to such Pass Through Trust, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor with respect to such Pass Through Trust, as if such successor trustee was originally named as trustee of such Pass Through Trust.

               Notwithstanding the foregoing, on the written request of the Company or the successor trustee, the trustee ceasing to act shall, upon payment of its charges then unpaid and subject to Section 12.04 hereof, pay over to the successor trustee all moneys at the time held by it with respect to such Pass Through Trust and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee with respect to such Pass Through Trust to secure any amounts then due it pursuant to the provisions of Article IX hereof.

               If a successor trustee is appointed with respect to one or more (but not all) of the Pass Through Trusts created pursuant to this Pass Through Agreement, the predecessor trustee and each successor trustee with respect to such Pass Through Trusts shall execute and deliver a supplemental agreement hereto which shall be sufficient with respect to each such Pass Through Trust to effect the removal of any predecessor trustee retiring and to vest the successor trustee with all rights, powers, duties and obligations of its predecessor under each such Pass Through Trust as to which the predecessor Pass Through Trustee is retiring, as if such successor trustee was originally named as Pass Through Trustee hereunder or under the applicable Series Supplement, and shall add to or change any of the provisions of this Pass Through Agreement and the applicable Series Supplement as shall be necessary to provide for or facilitate the administration of such Pass Through Trust hereunder by more than one Pass Through Trustee.

               An institution satisfying the criteria specified in Section
10.02 hereof may be appointed, including pursuant to the relevant Series Supplement, as the Pass Through Trustee in respect of any Series issued or proposed to be issued if such institution shall execute and deliver to the Company with respect to the relevant Pass Through Trust an instrument (which may be the relevant Series Supplement) accepting such appointment and shall thereupon become vested with all the rights, powers, trusts and duties of the Pass Through Trustee in respect of such Pass Through Trust.

               It is understood that except as provided in Section 10.05 hereof nothing herein or in any supplemental agreement or Series Supplement shall constitute any Pass Through Trustee a co-trustee of any Pass Through Trustee and that each Pass Through Trustee may be the Pass Through Trustee of one or more separate Pass Through Trusts.

               No institution shall accept appointment as a Pass Through Trustee as provided in this Section 10.03 unless at the time of such acceptance such institution shall be eligible under the provisions of Article X hereof to act as trustee of the relevant Pass Through Trust.

               Upon acceptance of appointment by a successor trustee as provided in this Section 10.03, the successor trustee shall notify the Certificateholders of the related Series of such appointment by first-class mail at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Company, the Related Indenture Trustees and the Related Owner Trustees, if any. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by
Section 10.01 hereof.

               Section 10.04. Merger, Conversion, Consolidation or Succession to Business of Pass Through Trustee. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee is a party, or any corporation succeeding to the corporate trust business of the Pass Through Trustee, shall be the successor to the Pass Through Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of Section 10.02 hereof to act as trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

               If, with respect to any Pass Through Trusts at the time of such succession to the Pass Through Trustee, any of the Pass Through Certificates of the related Series have been authenticated but not delivered, such successor may adopt the certificate of authentication of any such predecessor Pass Through Trustee and deliver such Pass Through Certificates so authenticated; and, if at that time any of such Pass Through Certificates have not been authenticated, such successor may authenticate such Pass Through Certificates either in the name of any of its predecessor or in its own name as the successor Pass Through Trustee; and in all such cases such certificate of authentication shall have the full force of the certificate of authentication of the Pass Through Trustee set forth in Section 2.01 hereof; provided that the right to adopt the certificate of authentication of any predecessor Pass Through Trustee or to authenticate Pass Through Certificates in the name of any predecessor Pass Through Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

               Section 10.05.  Appointment of Separate Pass Through Trustees.
(a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property of any Pass Through Trust may at the time be located or in which any action of the Pass Through Trustee may be required to be performed or taken, the Pass Through Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through Trustee, of all or any part of such Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through Trustee, to act.

               (b) The Pass Through Trustee and, at the request of the Pass Through Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to such Trust Property or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Pass Through Trustee, or the Pass Through Trustee and such separate trustee or separate trustees or co-trustee jointly with the Pass Through Trustee subject to all the terms of this Pass Through Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be.

               Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Pass Through Trustee its, her or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, her or his behalf and in its, her or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any Trust Property and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Pass Through Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

               (c) All provisions of this Pass Through Agreement which are for the benefit of the Pass Through Trustee (including without limitation
Article IX hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 10.06.

               (d) For any Pass Through Trust, every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Pass Through Trustee shall act, subject to the following provisions and conditions:

                     (i) all powers, duties, obligations and rights conferred upon the Pass Through Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Pass Through Trustee;

                     (ii) all other rights, powers, duties and obligations conferred or imposed upon the Pass Through Trustee shall be conferred or imposed and exercised or performed by the Pass Through Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

                     (iii) no power hereby given to, or exercisable by, any
               such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Pass Through Trustee; and

                     (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Pass Through Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Pass Through Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

               (e) Any request, approval or consent in writing by the Pass Through Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

               (f) Notwithstanding any other provision of this Section 10.06, the powers of any additional trustee or separate trustee shall not exceed those of the Pass Through Trustee hereunder.

               Section 10.06.  Preferential Claims.  Reference is made to
Section 311 of the Trust Indenture Act.  For purposes of Section 311(b)(4) and
(6) of such Act:

               (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

               (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                                ARTICLE XI
                    SUPPLEMENTS AND AMENDMENTS TO THIS
                PASS THROUGH AGREEMENT AND OTHER DOCUMENTS

               Section 11.01. Supplemental Agreements Without Consent of Certificateholders. The Company and the Pass Through Trustee may enter into an agreement or agreements supplemental hereto or to any applicable Intercreditor Agreement or Liquidity Facility for one or more of the following purposes:

                     (a) to provide for the formation of any Pass Through Trust, the issuance of the related Series and the other matters contemplated by Section 2.01(b) hereof;

                     (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in each Series Supplement;

                     (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Pass Through Trustee shall consider to be for the protection of the Certificateholders of any Series;

                     (d) to surrender any right or power conferred upon the Company herein or in any Series Supplement;

                     (e) to cure any ambiguity or to correct any mistake or supplement any provision contained herein or in any Series Supplement, any Intercreditor Agreement or any Liquidity Facility that may be defective or inconsistent with any other provision contained herein or in such Series Supplement, Intercreditor Agreement or Liquidity Facility;

                     (f) to modify any other provisions in regard to matters or questions arising under this Pass Through Agreement or under any Series Supplement, any Intercreditor Agreement and any Liquidity Facility as the Company may deem necessary or desirable and that will not adversely affect the interests of the related Certificateholders;

                     (g) to correct or amplify the description of any property at any time that constitutes Trust Property or better to assure, convey and confirm unto the Pass Through Trustee any such property to be included in any such Trust Property;

                     (h) to evidence and provide for the acceptance and appointment under this Pass Through Agreement by the Pass Through Trustee or a successor trustee with respect to one or more Pass Through Trusts and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of one or more Pass Through Trusts by more than one trustee, pursuant to the requirements of Section 10.03 hereof;

                     (i) to modify, eliminate or add to the provisions of this Pass Through Agreement or any Series Supplement to the extent necessary to continue the qualification of this Pass Through Agreement or such Series Supplement (including any supplemental agreement) under the Trust Indenture Act, or under any similar federal statute enacted after the date hereof, and to add to this Pass Through Agreement or any Series Supplement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on the date hereof or any corresponding provision in any similar federal statute enacted after the date hereof;

                     (j) to make any other amendments or modifications to this Pass Through Agreement, provided such amendments or modifications shall only apply to one or more Series to be issued after the date of such amendment or modification; or

                     (k) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Certificateholders of any Series;

provided that no such supplemental agreement shall cause any Pass Through Trust to become taxable as an association for U.S. federal income tax purposes.

               The Pass Through Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations that may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Pass Through Trustee shall not be obligated to enter into any such supplemental agreement that adversely affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement, any Series
Supplement or otherwise, whether in its official or individual capacity.

               Any supplemental agreement contemplated by this Section 11.01 may be executed without the consent of the Certificateholders of the Outstanding Pass Through Certificates of any Series, notwithstanding any of the provisions of Section 11.02 hereof.

               Section 11.02. Supplemental Agreements With Consent of Certificateholders. With the consent (evidenced as provided in Article VI) of the Majority in Interest of Certificateholders of any Series, the Company and the Pass Through Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Agreement or of the related Series Supplement, any Intercreditor Agreement or any Liquidity Facility or of modifying in any manner the rights of the related Certificateholders; provided, that no such supplemental agreement shall cause any Pass Through Trust to become taxable as an association for U.S. federal income tax purposes; and provided further that, without the consent of each Certificateholder of such Series (or the proxy therefor), no such amendment of or supplement to this Pass Through Agreement or such related Series Supplement, or modification of the terms of, or consent under, any thereof, shall:

                     (a)  modify any of the provisions of Section 7.10 or this
               Section 11.02,

                     (b) reduce the amount or extend the time of payment of any amount owing or payable on the related Equipment Certificates or distributions to be made on any related Pass Through Certificate pursuant to Article V, or alter the currency in which any amount payable under any such Pass Through Certificate is to be paid, or impair the right of any related Pass Through Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder,

                     (c) reduce, modify or amend any indemnities in favor of any Certificateholder (except as consented to by each such Certificateholder adversely affected thereby (or the proxy therefor)), or

                     (d) create or permit the creation of any Lien on the related Trust Property or any part thereof, or deprive any related Certificateholder of the benefit of the related Pass Through Trust with respect to the related Trust Property, whether by disposition of such

               Trust Property or otherwise, except as provided in Section
               7.02 or in connection with the exercise of remedies under
               Article VII.

                     (e) waive, amend or modify the priority of distributions of any Intercreditor Agreement in a manner adverse to the Certificateholder.

               Upon the request of the Company and upon the filing with the Pass Through Trustee of evidence of the consent of the applicable Certificateholders required under this Section 11.02 and other documents, if any, required by Section 6.01, the Pass Through Trustee shall join with the Company in the execution of such supplemental agreement unless such supplemental agreement affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement or the related Series Supplement or otherwise, in which case the Pass Through Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

               It shall not be necessary for the consent of the Certificateholders of any Series under this Section 11.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Company and the Pass Through Trustee of any supplemental agreement relating to any Pass Through Trust pursuant to the provisions of this Section 11.02, the Pass Through Trustee shall mail a notice thereof by first-class mail to the related Certificateholders at their addresses as they shall appear on the related Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Pass Through Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

               Section 11.03. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement pursuant to the provisions hereof and of any applicable Series Supplement, this Pass Through Agreement and such Series Supplement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities hereunder and under the related Pass Through Trust of the Pass Through Trustee, the Company and the related Certificateholders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Pass Through Agreement and such Pass Through Trust for any and all purposes.

               Section 11.04.  Documents to Be Given to Trustee.  The Pass

Through Trustee, subject to the provisions of Sections 8.02 and 8.03 hereof, may receive and rely upon an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Pass Through Agreement and any applicable Series Supplement.

               Section 11.05. Notation on Pass Through Certificates in Respect of Supplemental Agreements. Pass Through Certificates of any Series authenticated and delivered after the execution of any supplemental agreement relating to such Series pursuant to the provisions of this Article XI may bear a notation in form approved by the Pass Through Trustee as to any matter provided for by such supplemental agreement. If the Company or the Pass Through Trustee shall so determine, new Pass Through Certificates for such Series so modified as to conform, in the opinion of the Company and the Pass Through Trustee, to any modification of this Pass Through Agreement contained in any such supplemental agreement may be provided by the Company, executed and authenticated by the Pass Through Trustee and delivered in exchange for the Outstanding Pass Through Certificates of such Series.

               Section 11.06. Trust Indenture Act. Any supplemental agreement executed pursuant to the terms of this Article XI shall on the date of the execution thereof conform to the provisions of the Trust Indenture Act as in force on such date.

               Section 11.07. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Certificateholder is a continuing consent by such Certificateholder and every subsequent Certificateholder of the related Pass Through Certificate, even if notation of the consent is not made on such Pass Through Certificate. However, any such Certificateholder or subsequent Certificateholder may revoke the consent as to its, his or her Pass Through Certificate if the Pass Through Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Certificateholder affected by such amendment or waiver.

               Section 11.08. Amendments, Waivers, etc., of Related Indenture Documents. If the Pass Through Trustee, as holder of any Equipment Certificate in trust for the benefit of the Certificateholders of any Series or as Controlling Party, receives a request for a consent to any modification, amendment or supplement to any related Indenture or other related Indenture Document or to give any consent, waiver, authorization or approval under such related Indenture or such other related Indenture Documents, the Pass Through Trustee shall forthwith notify each Certificateholder of such Series, as shown on the related Register as of such date, of such request. Such notice shall request instructions from such Certificateholders with respect to such request. Subject to Section 7.10 hereof, the Pass Through Trustee shall, as the holder of such Equipment
Certificate, consent or vote with respect thereto in the same proportion as so instructed by the respective Certificateholders of the related Pass
Through Certificates.  Notwithstanding the foregoing, but subject to
Section 7.09 hereof and any Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Related Indenture Trustee of such consent to any modification, amendment, supplement or waiver under any related Indenture Document.

                                ARTICLE XII
                    TERMINATION OF PASS THROUGH TRUSTS;
                             UNCLAIMED MONEYS

               Section 12.01. Termination of Pass Through Trusts. For any Pass Through Trust created by this Pass Through Agreement as supplemented by a related Series Supplement, such Pass Through Trust and the respective obligations and responsibilities of the Company and the Pass Through Trustee under such Pass Through Trust shall terminate upon the distribution to all Certificateholders of the related Series and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Agreement and the related Series Supplement and the disposition of all property held as part of the Trust Property of such Pass Through Trust; provided that in no event shall such Pass Through Trust continue beyond the final expiration date determined as provided in such Series Supplement.

               Notice of termination of any Pass Through Trust, specifying the applicable Distribution Date upon which the Certificateholders of the related Series may surrender their Pass Through Certificates to the Pass Through Trustee for payment of the final distribution and cancellation thereof, shall be mailed promptly by the Pass Through Trustee to such Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (i) the Distribution Date upon which such final distribution will be made and that such distribution will be made only upon presentation and surrender of the related Pass Through Certificates at the office or agency of the Pass Through Trustee specified therein, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable. The Pass Through Trustee shall notify the related Registrar at the time such Certificateholders are notified of such final distribution. Upon presentation and surrender of the Pass Through Certificates of such Series, the Pass Through Trustee shall distribute all amounts distributable on such Pass Through Certificates on such Distribution Date pursuant to Section 5.02 hereof.

               Section 12.02. Application by Pass Through Trustee of Funds Deposited for Payment of Pass Through Certificates. Subject to Section 12.04 hereof, all moneys deposited with the Pass Through Trustee for payment pursuant to Section 12.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Certificateholders of the particular Pass Through Certificates for the payment or redemption of which such moneys have been deposited with the Pass Through Trustee, of all sums due and to become due thereon; but such money need not be segregated from other funds except to the extent required by law.

               In the event that all of the Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders of such Series to surrender their Certificates for cancellation and to receive the final distribution with respect thereto.

               Section 12.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of any Pass Through Trust, all moneys then held by any Paying Agent for such Pass Through Trust shall, upon demand of the Pass Through Trustee, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

               Section 12.04. Transfer of Moneys Held by Pass Through Trustee and Paying Agent Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Pass Through Trustee or any Paying Agent to be distributed on any Pass Through Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such amount has become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the applicable Related Indenture Trustees by the Pass Through Trustee or such Paying Agent and the applicable Certificateholder shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to such Related Indenture Trustees for any payment which such Certificateholder may be entitled to collect, and all liability of the Pass Through Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.

                               ARTICLE XIII
                               MISCELLANEOUS

               Section 13.01. Capacity in Which Acting. The Pass Through Trustee acts hereunder and under any Pass Through Trust not in its individual capacity but solely as trustee except as expressly provided herein or in the related Series Supplement.

               Section 13.02. No Legal Title to Trust Property in Certificateholders. No Certificateholder of any Series shall have legal title to any part of the Trust Property of the related Pass Through Trust. No transfer, by operation of law or otherwise, of any Pass Through Certificate or other right, title and interest of any Certificateholder in and to such Trust Property or under the related Pass Through Trust shall operate to terminate such Pass Through Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of such Trust Property.

               Section 13.03. Certificates Nonassessable and Fully Paid. No Certificateholder of any Series shall be personally liable for obligations of the related Pass Through Trust, the Fractional Undivided Interests represented by the Pass Through Certificates of such Series shall be nonassessable for any losses or expenses of such Pass Through Trust or for any reason whatsoever, other than indemnity obligations hereunder, and upon authentication of such Pass Through Certificates by the Pass Through Trustee pursuant to Section 3.02 hereof, such Pass Through Certificates will be and shall be deemed fully paid. No Certificateholder of such Series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Pass Through Trust, or the obligations of the parties hereto, nor shall anything set forth herein, in the related Series Supplement or in the related Pass Through Certificates be construed so as to constitute the Certificateholders of such Series from time to time as partners or members of an association.

               Section 13.04. Pass Through Agreement for the Benefit of the Company, the Pass Through Trustee and the Certificateholders. Nothing in this Pass Through Agreement, in any Series Supplement or in any Pass Through Certificate, whether express or implied, shall be construed to give to any person other than the Company, the Pass Through Trustee, as trustee and in its individual capacity, and the Certificateholders of the respective related Series any legal or equitable right, remedy or claim under or in respect of this Pass Through Agreement, any Pass Through Trust or any such Pass Through Certificate.

               Section 13.05. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder of any Series shall not operate to terminate this Pass Through Agreement or the related Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of such Pass Through Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them. No Certificateholder of any Series shall be entitled to revoke the related Pass Through Trust.

               Section 13.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof or the applicable Series Supplement with respect to any Pass Through Trust, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Pass Through Agreement or such Series Supplement to be made, given, furnished or filed with respect to such Pass Through Trust shall be in writing, mailed by certified mail, postage prepaid, or by confirmed facsimile, and (i) if to The Bank of New York, as Pass Through Trustee, at its Principal Corporate Trust Office (facsimile (212) 815-5915), Attention: Corporate Trust Administration DM-GEO with a copy to the Corporate Trust Office at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Department (facsimile (770) 698-5195 or (ii) if to the Company, addressed to it at its office at 2007 Corporate Avenue, Memphis, Tennessee 38132 (facsimile
(901) 395-4758), Attention: Vice President and Treasurer, with a copy to Executive Vice President and General Counsel at 1980 Nonconnah Drive, Memphis, Tennessee 38132 (facsimile (901) 395-4758), and as to any Series, as otherwise specified in the Series Supplement related thereto. The Company or the Pass Through Trustee as to any Series, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Pass Through Agreement.

               Where this Pass Through Agreement or any Series Supplement provides for notice to Certificateholders of any Series, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each such Certificateholder entitled thereto, at his or her last address as it appears in the related Register. In any case where notice to Certificateholders of any Series is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Certificateholder shall affect the sufficiency of such notice with respect to other Certificateholders of such Series. Where this Pass Through Agreement or any Series Supplement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Certificateholders shall be filed with the Pass Through Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to any Certificateholders when such notice is required to be given pursuant to any provision of this Pass Through Agreement or any related Series Supplement, then any manner of giving such notice as shall be satisfactory to the Pass Through Trustee shall be deemed to be a sufficient giving of such notice.

               Section 13.07. Officer's Certificate and Opinion of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Pass Through Trustee to take any action, the Company shall furnish to the Pass Through Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Pass Through Agreement and the applicable Series Supplement relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Pass Through Agreement and such Series Supplement, or
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Pass Through Agreement or such Series Supplement relating to such particular application or demand, no additional certificate or opinion need be furnished.

               Each certificate or opinion required by this Pass Through Agreement or any Series Supplement and delivered to the Pass Through Trustee with respect to compliance with a condition or covenant provided for in this Pass Through Agreement or such Series Supplement, except for the certificate required by Section 4.03(d) hereof shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate, statement or opinion of an officer of the Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate or opinion of any independent firm of public accountants filed with the Pass Through Trustee shall contain a statement that such firm is independent.

               Section 13.08. Conflict of Any Provision of Pass Through Agreement with the Trust Indenture Act. If and to the extent that any provision of this Pass Through Agreement limits, qualifies or conflicts with another provision included in this Pass Through Agreement by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control.

               Section 13.09. Severability. Any provision of this Pass Through Agreement or any Series Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 13.10. No Oral Modifications or Continuing Waivers. No terms or provisions of this Pass Through Agreement, any Series Supplement, or any Pass Through Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or thereof shall be effective only in the specific instance and for the specific purpose given.

               Section 13.11. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

               Section 13.12. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

               Section 13.13. Normal Commercial Relations. Anything contained in this Pass Through Agreement to the contrary notwithstanding, the Pass Through Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company fully to the same extent as if this Pass Through Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

               Section 13.14. Governing Law; Counterpart Form. THIS PASS THROUGH AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Pass Through Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 13.15. Distributions Due on Days Other than Business Days. If, for any Pass Through Trust, any Distribution Date is not a Business Day, then such distribution need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Distribution Date, and no interest shall accrue for the intervening period.

               Section 13.16. Registration of Equipment Certificates in Name of Subordination Agent. If a Pass Through Trust is party to an Intercreditor Agreement, the Pass Through Trustee agrees that all Equipment Certificates to be purchased by such Pass Through Trust shall be issued in the name of the Subordination Agent under such Intercreditor Agreement or its nominee and held by such Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, such Subordination Agent or its nominee shall be reflected as the owner of such Equipment Certificates in the register of the issuer of such Equipment Certificates.

               IN WITNESS WHEREOF, the parties hereto have caused this Pass Through Agreement to be duly executed this 4th day of June, 1999 by their respective officers or authorized agents thereunto duly authorized, and acknowledge that this Pass Through Agreement has been made and delivered in the City of New York, and this Pass Through Agreement shall be effective only upon such execution and delivery.


                           THE BANK OF NEW YORK,
                           not in its individual capacity,
                           except as otherwise expressly provided herein, but solely as Pass Through Trustee


                           By: /s/ STEFAN VICTORY
                               _______________________________________________
                                 Name: Stefan Victory
                                 Title: Authorized Agent



                           FEDERAL EXPRESS CORPORATION


                           By: /s/ ROBERT D. HENNING
                               _______________________________________________
                                 Name: Robert D. Henning
                                 Title: Vice President and Treasurer

                                                                     Exhibit A
                                                                            to
                                                        Pass Through Agreement


                       FORM OF PASS THROUGH CERTIFICATE

            [THIS IS A REGISTERED GLOBAL CERTIFICATE REFERRED TO IN
               SECTION 2.12 OF THE PASS THROUGH TRUST AGREEMENT.

               Unless this pass through certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass Through Trustee or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

---------------
(1) This paragraph is required only if the Pass Through Certificates are to be represented by the Registered Global Certificate.


          FEDERAL EXPRESS CORPORATION PASS THROUGH TRUST, 199__ - __

                   199_ Pass Through Certificate, Class ___

                                 CUSIP ______

                   Final Regular Distribution Date: _______ evidencing a fractional undivided interest in a pass through trust.

Certificate No. _______

          Applicable interest rate on Equipment Certificates held in Pass Through Trust, 199__ - _____: ____%.

$___________ Fractional Undivided Interest representing _______ of the Pass Through Trust per $1,000 face amount.

               THIS CERTIFIES THAT ______________, for value received, is the registered owner of a $_________ (_____________ dollars) Fractional Undivided

Interest in the Federal Express Corporation Pass Through Trust, 199_-_ (the "Pass Through Trust") created and declared by ___________________________, as pass through trustee (the "Pass Through Trustee"), pursuant to the Pass Through Trust Agreement dated as of __________, _____ (the "Pass Through Agreement"), as supplemented by Series Supplement __ thereto dated __________, 199_ (the "Series Supplement") between the Pass Through Trustee and Federal Express Corporation, a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Agreement and the Series Supplement.

               This Pass Through Certificate is one of the duly authorized Pass Through Certificates designated as "Federal Express Corporation 199_ Pass Through Certificates, Class _______." This Pass Through Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Agreement, the Series Supplement, any Intercreditor Agreement or any Liquidity Facility, to which the Certificateholder of this Pass Through Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust includes
(i) the Equipment Certificates held in such Pass Through Trust, (ii) the rights of such Pass Through Trust under any Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under any Liquidity Facility for such Pass Through Trust, and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust (the "Trust Property"). Equipment Certificates of each series are secured by a security interest in (A) an aircraft leased to or owned by the Company and, in the case of a leased aircraft, an assignment of the rights of the Related Owner Trustee with respect to such aircraft, including the right to receive rent and other amounts payable under the related Lease or Indenture with respect to such aircraft or (B) a collateral account containing the proceeds of the sale of such series of Equipment Certificates, which shall be invested in Specified Investments pursuant to the related Indenture. Each of the Pass Through Certificates represents a Fractional Undivided Interest in the Pass Through Trust and the Trust
Property, and has no rights, benefits or interests in respect of any other separate trust established pursuant to the terms of the Pass Through Agreement for any other class of Pass Through Certificates issued pursuant thereto.

               Subject to and in accordance with the terms of the Pass Through Agreement, the Series Supplement, any Intercreditor Agreement or any Liquidity Facility, from funds then available to the Pass Through Trustee, there will be distributed on each ______ and _____ (a "Regular Distribution Date"), commencing on _______, __, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the

Equipment Certificates due on such Regular Distribution Date, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Scheduled Payments so received.

               Subject to and in accordance with the terms of the Pass Through Agreement, the Series Supplement and any Intercreditor Agreement, if Special Payments on the Equipment Certificates are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Equipment Certificates, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Special Payments so received.

               If a Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be any Business Day on which a Special Payment is to be distributed.

               Distributions on this Pass Through Certificate will be made by the Pass Through Trustee to the Person entitled thereto, without the presentation or surrender of this Pass Through Certificate or the making of any notation hereon. Except as otherwise provided in the Pass Through Agreement and notwithstanding the above, the final distribution on this Pass Through Certificate will be made after notice is mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Pass Through Certificate at the office or agency of the Pass Through Trustee specified in such notice.

               [NO EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR INDIVIDUAL RETIREMENT ACCOUNT OR PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (HEREINAFTER COLLECTIVELY REFERRED TO AS AN "ERISA"
PLAN), MAY ACQUIRE OR HOLD ANY OF THE PASS THROUGH CERTIFICATES. THE PURCHASE BY ANY PERSON OF ANY PASS THROUGH CERTIFICATE CONSTITUTES A REPRESENTATION BY SUCH PERSON TO FEDERAL EXPRESS CORPORATION, THE RELATED OWNER PARTICIPANTS,
THE RELATED OWNER TRUSTEES, THE RELATED INDENTURE TRUSTEES AND THE PASS THROUGH TRUSTEE OR THEIR RESPECTIVE SUCCESSORS, AS THE CASE MAY BE, THAT SUCH PERSON
IS NOT AN ERISA PLAN AND THAT SUCH PERSON IS NOT ACQUIRING, AND HAS NOT ACQUIRED, SUCH PASS THROUGH CERTIFICATE

WITH ASSETS OF AN ERISA PLAN.]**

---------------
** Subject to revision as set forth in Section 6.06 hereof.


               THIS PASS THROUGH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE

               Reference is hereby made to the further provisions of this Pass Through Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Pass Through Certificate shall not be entitled to any benefit under the related Pass Through Trust or be valid for any purpose.

               IN WITNESS WHEREOF, the Pass Through Trustee has caused this Pass Through Certificate to be duly executed.


                                 FEDERAL EXPRESS CORPORATION
                                 PASS THROUGH TRUST, SERIES 199__-__


                                 By:   __________________________,
                                       as Pass Through Trustee


                                       By: _______________________
                                             Authorized Signatory


      [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

               This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through Agreement and related Series Supplement.


                                       _________________________,
                                       as Pass Through Trustee


                                       By: ______________________
                                             Authorized Signatory

                   [Reverse of Pass Through Certificate]

               The Pass Through Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The Pass Through Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement. Subject to the Intercreditor Agreement, all payments or distributions made to Certificateholders under the Pass Through Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Agreement and the Series Supplement. Each Certificateholder of this Pass Through Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement.

               In connection with withholding taxes, under certain circumstances the Pass Through Trustee may retain certain amounts otherwise distributable to a Certificateholder. The purchase by any Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to such retention in accordance with the terms of the Pass Through Agreement.

               This Pass Through Certificate does not purport to summarize the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement and reference is made to the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement may be examined by any Certificateholder upon request during normal business hours at the Principal Corporate Trust Office of the Pass Through Trustee, and at such other places designated by the Pass Through Trustee.

               As of the date of issuance of this Pass Through Certificate, and assuming that no prepayment or default in respect of payment on the Equipment Certificates shall occur and assuming there will be no change in the payment terms of the Equipment Certificates, the aggregate scheduled repayments of principal on the Equipment Certificates for the Pass Through Trust and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment are set forth below:

                         Pass Through Trust, 199__-___

                             Scheduled Principal
        Regular                  Payments on
   Distribution Date        Equipment Certificates      Pool Factor
                           $                             0.0000000




               The Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement permit, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass Through Trust at any time by the Company and the Pass Through Trustee with the consent of the Majority In Interest of Certificateholders in the Pass Through Trust. Any such consent by the Certificateholder of this Pass Through Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Pass Through Certificate and of any Pass Through Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Pass Through Certificate. The Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement also permit the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Pass Through Certificates.

               As provided in the Pass Through Agreement and the Series Supplement and subject to certain limitations set forth therein, the transfer of this Pass Through Certificate is registrable in the Register upon surrender of this Pass Through Certificate for registration of transfer to the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

               The Pass Through Certificates are issuable only as registered Pass Through Certificates without coupons in minimum denominations of $1,000 fractional undivided interests and integral multiples thereof. As provided in the Pass Through Agreement and the Series Supplement and subject to certain limitations set forth therein, the Pass Through Certificates are exchangeable for new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

               The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Pass Through Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

               The obligations and responsibilities created by the Pass Through Agreement and the Series Supplement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement and the disposition of all property held as part of the Trust Property.

                                                                     Exhibit B
                                                                            to
                                                        Pass Through Agreement


                  __________________________________________


                          SERIES SUPPLEMENT 199__-___

                            Dated __________, 199__


                                    Between

                      ___________________________________
                            as Pass Through Trustee,


                                      and

                          FEDERAL EXPRESS CORPORATION

                                      to

                         PASS THROUGH TRUST AGREEMENT
                          Dated as of _________, ____


                              $__________________

                          Federal Express Corporation
                         Pass Through Trust, 199__-___

                          Federal Express Corporation
                       199__ Pass Through Certificates,
                                  Series ___


                  __________________________________________

                          SERIES SUPPLEMENT 199__-___


               SERIES SUPPLEMENT 199__-___, dated _________, 199__ (this
"Series Supplement"), between FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "Company") and ______________________________________, a _____________________ company, as Pass Through Trustee (the "Pass Through Trustee"), to the Pass Through Trust Agreement, dated as of ________, ____ (the "Pass Through Agreement"), between the Company and ___________________________________, a
___________________________.

                                 RECITALS

               WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

               WHEREAS, Section 2.01 of the Pass Through Agreement provides, among other things, that the Company and the Pass Through Trustee may execute and deliver one or more series supplements, each for the purpose of forming a separate pass through trust for the benefit of the certificateholders of the series of pass through certificates to be issued pursuant to such pass through trust, appointing an institution to act as Pass Through Trustee if different from the institution executing the Pass Through Agreement, establishing certain terms of such pass through certificates, and pursuant to which the pass through certificates of such series shall be executed and authenticated by the Pass Through Trustee and delivered as directed by the Company;

               WHEREAS, pursuant to the Participation Agreements, the Company has agreed to cause the Equipment Certificates to be issued and sold to the Pass Through Trustee, and the Pass Through Trustee has agreed to purchase the Equipment Certificates, which will be held in trust as Trust Property for the benefit of the Certificateholders;

               WHEREAS, in order to facilitate such sale, the Company has agreed, pursuant to the Underwriting Agreement, to cause the Pass Through Trustee to issue and sell the Pass Through Certificates to the Underwriters;

               WHEREAS, pursuant to the Pass Through Agreement and the terms of this Series Supplement, the Pass Through Trustee will execute, authenticate and deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of the purchase price therefor, which will be applied in accordance with this Series Supplement to purchase the Equipment Certificates;

               WHEREAS, the Pass Through Trustee hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial Certificateholders of such Pass Through Certificates, as the grantors of such Pass Through Trust, by their respective acceptances of such Pass Through Certificates, join in the creation of such Pass Through Trust;

               WHEREAS, to facilitate the sale of the Equipment Certificates to, and the purchase of the Equipment Certificates by, the Pass Through Trustee on behalf of this Pass Through Trust, the Company has duly authorized the execution and delivery of this Series Supplement as the "issuer," as such term is defined in and solely for purposes of the Securities Act, of the Pass Through Certificates and as the "obligor," as such term is defined in and solely for purposes of the Trust Indenture Act, with respect to all such Pass Through Certificates; and

               WHEREAS, this Series Supplement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

               IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                                 ARTICLE I

                            CERTAIN DEFINITIONS

               All terms used in this Series Supplement that are defined in the Pass Through Agreement, either directly or by reference therein, have the meanings assigned to them therein as supplemented by this Article I, if applicable, except to the extent the context requires otherwise. Any such defined term that is defined in the Pass Through Agreement as relating to a particular Pass Through Trust or Series rather than to any Pass Through Trust or Series generally shall, when used in this Series Supplement, relate solely to the Federal Express Corporation Pass Through Trust, 199__-___, or the Federal Express Corporation 199__ Pass Through Certificates, Series ___, as the case may be, whether or not expressly so stated herein.

               "Aircraft" means ___________________________ aircraft ,
including the Engines (as such term is defined in the related Participation Agreement) relating thereto, (i) leased or to be leased by the Owner Trustee to the Company pursuant to a Lease or (ii) to be purchased by the Company as provided, and under the circumstances specified, in Section 3.07 hereof) and, collectively, means all of the foregoing.

               "Authenticating Agent" has the meaning set forth in Section
3.06 hereof.

               "Certificate Account" means the Certificate Account specified in Section 3.03 hereof.

               "Certificateholders" means the Certificateholders of the Series of Pass Through Certificates designated in Section 2.01 hereof.

               "Collateral Account" means the Collateral Account established pursuant to the Indenture for Federal Express Corporation Trust No. N_____FE into which the proceeds of sale of the related Equipment Certificates will be deposited.

               "Cut-off Date for Pass Through Trust" is inapplicable.

               "Delivery Date" means, for any Equipment Certificates, the Refunding Date or the Pass Through Closing Date (as such term is defined in the related Participation Agreement) for such Equipment Certificates.

               "Equipment Certificates" means those Equipment Certificates listed in Schedule I hereto.

               "Intercreditor Agreement" has the meaning defined in Article I of the Pass Through Agreement.

               "Issuance Date" means the date defined as the Closing Time in the Underwriting Agreement.

               "Liquidity Facility" has the meaning defined in Article I of the Pass Through Agreement.

               "Liquidity Provider" means  _______________________________.

               "Participation Agreements" means those Participation Agreements listed in Schedule I hereto.

               "Pass Through Certificates" means the Pass Through Certificates designated in Section 2.01 hereof.

               "Pass Through Trust," "this Pass Through Trust" and other like words means the Pass Through Trust designated in Section 2.01 hereof.

               "Paying Agent" means the Person specified as such in Section
3.06 hereof.

               "Record Date" means any Record Date specified in Section 3.02 hereof.

               "Registrar" means the Person specified as such in Section 3.06 hereof.

               "Regular Distribution Date" means any Regular Distribution Date specified in Section 3.01 hereof.

               "Special Distribution Date" means, for any Special Payment, the Special Distribution Date for such Special Payment specified in Section 3.01 hereof.

               "Special Payments Account" means the Special Payments Account specified in Section 3.03 hereof.

               "Subordination Agent" means ___________________________.

               "Trust Property" means (i) all money, instruments, including the Equipment Certificates that have been issued by the related Owner Trustee and delivered to and accepted by the Pass Through Trustee for the benefit of the Certificateholders, and other property held as the property of this Pass Through Trust, including all distributions thereon and proceeds thereof and
(ii) all rights of the Pass Through Trust and the Pass Through Trustee, on behalf of the Pass Through Trust, under any Intercreditor Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Pass Through Trustee on behalf of the Pass Through Trust pursuant to any Intercreditor Agreement or the Liquidity Facility.

               "Underwriters" means the several Underwriters named in the Underwriting Agreement.

               "Underwriting Agreement" means the Underwriting Agreement dated _________, 199__ among the Company and ____________________________.


                                ARTICLE II

                      DESIGNATIONS; TRUST FORMATION;
                   ISSUANCE OF PASS THROUGH CERTIFICATES

               Section 2.01. Designations; Aggregate Amount. The Pass Through Trust created hereby shall be designated Federal Express Corporation Pass Through Trust, 199__-___ (herein sometimes called this "Pass Through Trust"). The Pass Through Certificates evidencing Fractional Undivided Interests in such Pass Through Trust shall be designated as the Federal Express Corporation 199__ Pass Through Certificates, Series ___ (herein sometimes called the "Series ___ Pass Through Certificates"). The Series ___ Pass Through Certificates shall be the only instruments evidencing a fractional undivided interest in such Pass Through Trust.

               Except as provided in Sections 2.08, 2.09 and 2.11 of the Pass Through Agreement, the aggregate amount of Series ___ Pass Through Certificates that may be authenticated, delivered and outstanding under this Series Supplement is limited to $_________________.

               Section 2.02. Declaration of Trust; Authorization. Each initial Certificateholder, by its acceptance of any Series ___ Pass Through Certificate is hereby deemed (1) as grantor, to join in the creation and declaration of this Pass Through Trust and (2) as beneficiary of such Pass Through Trust, to authorize and direct the Pass Through Trustee to execute and deliver all documents to which the Pass Through Trustee is a party that may be necessary or desirable to consummate the transactions contemplated hereby and to exercise its rights and perform its duties under the Participation Agreements, the Indentures, the Pass Through Agreement, the Intercreditor Agreement and this Series Supplement.

               The Pass Through Trustee hereby acknowledges and accepts this grant of trust and declares that it will hold the Trust Property as Pass Through Trustee of this Pass Through Trust for the use and benefit of the Certificateholders.

               Section 2.03. Issuance of Pass Through Certificates. Subject to the terms set forth herein, on the Issuance Date (i) the Company shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable by such Underwriters pursuant to the Underwriting Agreement with respect to the Series
___ Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Series ___ Pass Through Certificates to the Underwriters as provided in the Underwriting Agreement upon receipt by the Pass Through Trustee of such proceeds.

               Section 2.04. Purchase of Equipment Certificates. On the Issuance Date, the Pass Through Trustee shall purchase, in accordance with
Section 2.02 of the Pass Through Agreement, each of the Equipment Certificates upon the satisfaction or waiver of the conditions for such purchase by the Pass Through Trustee set forth in the related Participation Agreement.

               Section 2.05. Representations and Warranties of the Company. All of the representations and warranties of the Company set forth or incorporated by reference in Section 1 of the Underwriting Agreement are incorporated by reference in this Series Supplement as if set forth herein and the Company represents and warrants that such representations and warranties are true and correct on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date or later date (in which case such representations and warranties were correct on and as of such earlier date or will be correct on and as of such later date, as the case may be).

               Section 2.06. The Intercreditor Agreement. The Pass Through Trustee is hereby directed to execute and deliver the Intercreditor Agreement on or prior to the Issuance Date in the form delivered to the Pass Through Trustee by the Company. The Pass Through Trustee represents and warrants that the Intercreditor Agreement will be duly executed and delivered by one of its officers or authorized agents who is duly authorized to execute and deliver such document on its behalf.

               Section 2.07. Conditions Precedent. The obligations of the Pass Through Trustee to participate in the transactions described in Sections
2.03 and 2.04 hereof are subject to (i) receipt by the Pass Through Trustee of a certificate of the Company to the same effect as the certificate of the Company delivered to the Underwriters pursuant to Section 5(c) of the Underwriting Agreement, and (ii) satisfaction or waiver of the conditions for the purchase by the Underwriters of the Pass Through Certificates set forth in
Section 5 of the Underwriting Agreement, which satisfaction or waiver for the purposes hereof shall be conclusively demonstrated by the receipt by the Pass Through Trustee of the total proceeds payable by such Underwriters pursuant to the Underwriting Agreement with respect to the Series ___ Pass Through Certificates.

               Section 2.08. Acceptance of Appointment of Pass Through Trustee. __________________________ represents and warrants that it is qualified to serve as Pass Through Trustee and satisfies the criteria specified in Section 10.02 of the Pass Through Agreement for eligibility as a Pass Through Trustee. _______________________________ hereby agrees to serve as Pass Through Trustee for the Pass Through Certificates and acknowledges its appointment as Pass Through Trustee in accordance with the provisions of, and subject to all of the terms and conditions set forth in, the Pass Through Agreement and this related Series Supplement upon the execution and delivery of this Series Supplement.


                                ARTICLE III

                      DISTRIBUTION AND RECORD DATES;
                 CERTIFICATE AND SPECIAL PAYMENT ACCOUNTS;
      CONCERNING AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR AND
                          THE CERTIFICATEHOLDERS

               Section 3.01. Distribution Dates. The Regular Distribution Dates are each _____________ and ____________, commencing on ____________,
199__. The Special Distribution Date is any Business Day on which a Special Payment is to be distributed.

               Section 3.02. Record Dates. The Record Dates for the Regular Distribution Dates are __________ and ___________, respectively, and the Record Date for any Special Distribution Date is the fifteenth day preceding such Special Distribution Date, in any event, whether or not such date is a Business Day.

               Section 3.03. Certificate Account and Special Payments Account. In accordance with Section 5.01(a) of the Pass Through Agreement and upon receipt of any Scheduled Payment, the Pass Through Trustee shall immediately deposit such Scheduled Payment into the Certificate Account, a separate and non-interest bearing account designated by the Pass Through Trustee to be used for such purpose. In accordance with Section 5.01(b) of the Pass Through Agreement and upon receipt of any Special Payment, the Pass Through Trustee shall immediately deposit such Special Payment into the Special Payments Account, a separate and, except as provided in Section 5.04 of the Pass Through Agreement, non-interest bearing account designated by the Pass Through Trustee to be used for such purpose.

               Section 3.04.  Form of Pass Through Certificates.  Subject to
Section 2.07 of the Pass Through Agreement, each of the Series ___ Pass Through Certificates will be substantially in the form of Exhibit A hereto. The
Series ___ Pass Through Certificates will be issued pursuant to a book-entry system in the form of one Registered Global Certificate and subject to the conditions set forth in the Letter of Representations among the Company, the Pass Through Trustee and The Depository Trust Company.

               Section 3.05. Indenture Documents. The related Indenture Documents are listed in Schedule I hereto.

               Section 3.06. Appointment of Authenticating Agent; Paying Agent and Registrar. (a) The Pass Through Trustee may appoint an authenticating agent (the "Authenticating Agent") with respect to the Pass Through Certificates which shall be authorized to act on behalf of the Pass Through Trustee to authenticate the Pass Through Certificates issued upon original issue and upon exchange or registration of transfer thereof or pursuant to Section 2.09 of the Pass Through Agreement. Pass Through Certificates so authenticated shall be entitled to the benefits of the Pass Through Agreement and this Series Supplement and shall be valid and obligatory for all purposes as if authenticated by the Pass Through Trustee. Whenever reference is made in the Pass Through Agreement or this Series Supplement to the authentication and delivery of Pass Through Certificates by the Pass Through Trustee or the Pass Through Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Pass Through Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Pass Through Trustee by an Authenticating Agent.

               (b) The Paying Agent, Registrar and Authenticating Agent for the Series ___ Pass Through Certificates initially shall be
___________________________________.  ________________________________________
hereby represents and warrants to the Company that it is qualified to serve as Paying Agent, Registrar and Authenticating Agent under the provisions of, and subject to all of the terms and conditions set forth in, the Pass Through Agreement and this related Series Supplement.

               Section 3.07. Predelivery Funding. During the period between the date of issuance of Equipment Certificates by the Owner Trustee in respect of Federal Express Corporation Trust No. N_____FE and the delivery date of the related Aircraft, such Equipment Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the Collateral Account. Pursuant to the related Indenture, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Certificates into the Collateral Account for the benefit of the related Indenture Trustee.

               Sums deposited in the Collateral Account will be invested as set forth in the Related Indenture.

               Section 3.08. ERISA. [Any Person who is, or who in acquiring a Pass Through Certificate is or may be using the assets of, an employee benefit plan subject to Title I of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, may acquire or hold any of the Pass Through Certificates, if such Person determines either that an administrative or a statutory exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to its purchase and holding of a Pass Through Certificate or that its purchase and holding of a Pass Through Certificate will not result in a prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code.]*

               Section 3.09. Registered Global Certificate. The Series ___ Pass Through Certificates are to be issued in whole in the form of a Registered Global Certificate, and Section 2.12 of the Pass Through Agreement shall, accordingly, be applicable. The Depository for the Registered Global Certificate and the Letter of Representations is The Depository Trust Company.

---------------
* Subject to revision as set forth in Section 6.06 of The Pass Through
Agreement.

                                ARTICLE IV

                               MISCELLANEOUS

               Section 4.01.  Governing Law; Counterpart Form.  AS PROVIDED IN
SECTION 13.14 OF THE PASS THROUGH AGREEMENT, THIS SERIES SUPPLEMENT AND EACH SERIES ___ PASS THROUGH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

               This Series Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 4.02. Reports by the Company. In addition to the reports required to be provided by the Company pursuant to Section 4.03 of the Pass Through Agreement, the Company agrees to furnish to the Pass Through Trustee from time to time, such other financial information as the Pass Through Trustee may reasonably request.

               Section 4.03. Modification and Ratification of Pass Through Agreement. The Pass Through Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Series Supplement as if set forth in full herein, and is in all respects ratified and confirmed, as supplemented and modified by this Series Supplement.

               Section 4.04. Termination. In no event shall this Pass Through Trust continue beyond the expiration of 21 years after the death of the last survivor of George Pataki, Governor of New York State, living on the date of this Series Supplement.

               IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers or authorized agents thereunto duly authorized, all on the day and year first above written.


                           ___________________________________,
                           not in its individual capacity,
                           except as otherwise expressly provided herein, but solely as Pass Through Trustee


                           By:
                              _______________________________________________
                              Name:
                              Title:



                           FEDERAL EXPRESS CORPORATION


                           By:
                              _______________________________________________
                              Name: Robert D. Henning
                              Title: Vice President and Treasurer

                                                                     Exhibit A
                                                                            to
                                                             Series Supplement


                     FORM OF PASS THROUGH CERTIFICATE

          [THIS IS A REGISTERED GLOBAL CERTIFICATE REFERRED TO IN
             SECTION 2.12 OF THE PASS THROUGH TRUST AGREEMENT.

         Unless this pass through certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass Through Trustee or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

---------------
* This paragraph is required only if the Pass Through Certificates are to be represented by the Registered Global Certificate.


          FEDERAL EXPRESS CORPORATION PASS THROUGH TRUST, 199__ - __

                   199_ Pass Through Certificate, Class ___

                                 CUSIP ______

                   Final Regular Distribution Date: _______ evidencing a fractional undivided interest in a pass through trust.

Certificate No. _______

          Applicable interest rate on Equipment Certificates held in Pass Through Trust, 199__ - _____: ____%.

$___________ Fractional Undivided Interest representing _______ of the Pass Through Trust per $1,000 face amount.

         THIS CERTIFIES THAT ______________, for value received, is the registered owner of a $_________ (_____________ dollars) Fractional Undivided Interest in the Federal Express Corporation Pass Through Trust, 199_-_ (the "Pass Through Trust") created and declared by _________________________________, as pass through trustee (the "Pass Through Trustee"), pursuant to the Pass Through Trust Agreement dated as of __________, _____ (the "Pass Through Agreement"), as supplemented by Series Supplement __ thereto dated _________, 199_ (the "Series Supplement") between the Pass Through Trustee and Federal Express Corporation, a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Agreement and the Series Supplement.

         This Pass Through Certificate is one of the duly authorized Pass Through Certificates designated as "Federal Express Corporation 199_ Pass Through Certificates, Class _______." This Pass Through Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Agreement, the Series Supplement, any Intercreditor Agreement or any Liquidity Facility, to which the Certificateholder of this Pass Through Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust includes
(i) the Equipment Certificates held in such Pass Through Trust, (ii) the rights of such Pass Through Trust under any Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under any Liquidity Facility for such Pass Through Trust, and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust (the "Trust Property"). Equipment Certificates of each series are secured by a security interest in (A) an aircraft leased to or owned by the Company and, in the case of a leased aircraft, an assignment of the rights of the Related Owner Trustee with respect to such aircraft, including the right to receive rent and other amounts payable under the related Lease or Indenture with respect to such aircraft or (B) a collateral account containing the proceeds of the sale of such series of Equipment Certificates, which shall be invested in Specified Investments pursuant to the related Indenture. Each of the Pass Through Certificates represents a Fractional Undivided Interest in the Pass Through Trust and the Trust Property, and has no rights, benefits or interests in respect of any other separate trust established pursuant to the terms of the Pass Through Agreement for any other class of Pass Through Certificates issued pursuant thereto.

         Subject to and in accordance with the terms of the Pass Through Agreement, the Series Supplement, any Intercreditor Agreement or any Liquidity Facility, from funds then available to the Pass Through Trustee, there will be distributed on each ______ and _____ (a "Regular Distribution Date"), commencing on _______, __, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Certificates due on such

Regular Distribution Date, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Scheduled Payments so received.

         Subject to and in accordance with the terms of the Pass Through Agreement, the Series Supplement and any Intercreditor Agreement, if Special Payments on the Equipment Certificates are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Equipment Certificates, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Special Payments so received.

         If a Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be any Business Day on which a Special Payment is to be distributed.

         Distributions on this Pass Through Certificate will be made by the Pass Through Trustee to the Person entitled thereto, without the presentation or surrender of this Pass Through Certificate or the making of any notation hereon. Except as otherwise provided in the Pass Through Agreement and notwithstanding the above, the final distribution on this Pass Through Certificate will be made after notice is mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Pass Through Certificate at the office or agency of the Pass Through Trustee specified in such notice.

         [Any Person who is, or who in acquiring this Pass Through Certificate is or may be using the assets of, an employee benefit plan subject to Title I of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, may acquire or hold any of the Pass Through Certificates, if such Person determines either that an administrative or a statutory exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to its purchase and holding of this Pass Through Certificate or that its purchase and holding of this Pass Through Certificate will not result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.]**

---------------
** Subject to revision as set forth in Section 6.06 of The Pass Through
Agreement.

         THIS PASS THROUGH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE

         Reference is hereby made to the further provisions of this Pass Through Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Pass Through Certificate shall not be entitled to any benefit under the related Pass Through Trust or be valid for any purpose.

         IN WITNESS WHEREOF, the Pass Through Trustee has caused this Pass Through Certificate to be duly executed.


                                       FEDERAL EXPRESS CORPORATION
                                       PASS THROUGH TRUST, SERIES 199__-__


                                       By: __________________________,
                                           as Pass Through Trustee


                                           By: _______________________
                                               Authorized Signatory


      [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

         This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through Agreement and related Series Supplement.


                                           _________________________,
                                           as Pass Through Trustee


                                           By: ______________________
                                               Authorized Signatory

                   [Reverse of Pass Through Certificate]

         The Pass Through Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The Pass Through Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement. Subject to the Intercreditor Agreement, all payments or distributions made to Certificateholders under the Pass Through Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Agreement and the Series Supplement. Each Certificateholder of this Pass Through Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement.

         In connection with withholding taxes, under certain circumstances the Pass Through Trustee may retain certain amounts otherwise distributable to a Certificateholder. The purchase by any Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to such retention in accordance with the terms of the Pass Through Agreement.

         This Pass Through Certificate does not purport to summarize the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement and reference is made to the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement may be examined by any Certificateholder upon request during normal business hours at the Principal Corporate Trust Office of the Pass Through Trustee, and at such other places designated by the Pass Through Trustee.

         As of the date of issuance of this Pass Through Certificate, and assuming that no prepayment or default in respect of payment on the Equipment Certificates shall occur and assuming there will be no change in the payment terms of the Equipment Certificates, the aggregate scheduled repayments of principal on the Equipment Certificates for the Pass Through Trust and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment are set forth below:

                         Pass Through Trust, 199__-___

                             Scheduled Principal
        Regular                  Payments on
   Distribution Date        Equipment Certificates      Pool Factor
                           $                             0.0000000



         The Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement permit, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass Through Trust at any time by the Company and the Pass Through Trustee with the consent of the Majority In Interest of Certificateholders in the Pass Through Trust. Any such consent by the Certificateholder of this Pass Through Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Pass Through Certificate and of any Pass Through Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Pass Through Certificate. The Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement also permit the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Pass Through Certificates.

         As provided in the Pass Through Agreement and the Series Supplement and subject to certain limitations set forth therein, the transfer of this Pass Through Certificate is registrable in the Register upon surrender of this Pass Through Certificate for registration of transfer to the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

         The Pass Through Certificates are issuable only as registered Pass Through Certificates without coupons in minimum denominations of $1,000 fractional undivided interests and integral multiples thereof. As provided in the Pass Through Agreement and the Series Supplement and subject to certain limitations set forth therein, the Pass Through Certificates are exchangeable for new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Pass Through Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Pass Through Agreement and the Series Supplement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Agreement, any Intercreditor Agreement, any Liquidity Facility and the Series Supplement and the disposition of all property held as part of the Trust Property.

                                                                    Schedule I
                                                                            to
                                                             Series Supplement

                        Federal Express Corporation
                       Pass Through Trust, 199__-___

                          Equipment Certificates;
                        Related Indenture Documents


Equipment Certificates (Federal Express Corporation Trust No. N___ FE):

   Interest Rate:    ________%
   Maturity:         _____________
   Principal Amount: $____________


Related Indenture Documents: